UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Stran & Company, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Stran & Company, Inc.

500 Victory Road, Suite 301

Quincy, MA 02171

NOTICE OF COMBINED 2024 AND 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 25, 2025

Dear Stockholder:

We are pleased to invite you to attend the Combined 2024 and 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Stran & Company, Inc., a Nevada corporation (“Stran,” the “Company,” “we,” “us,” or “our”), which will be held on July 25, 2025 at 1:00 p.m., Eastern Standard Time, for the following purposes:

1. To elect the six (6) nominees named in the accompanying proxy statement to our board of directors (the “Board of Directors” or the “Board”) to hold office until the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”); and

2. To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2025.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice or made available over the Internet. We are not aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on May 27, 2025 as the record date (the “Record Date”) for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on May 27, 2025 are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the annual meeting online, vote your shares electronically or submit your questions prior to and during the meeting by visiting the website(s) indicated in your proxy materials. You may need to have your control number included on your proxy card or on the instructions that accompanied your proxy materials or other information as instructed through your broker, bank or other holder of record to join the annual meeting. There will be no physical location for stockholders to attend, and you will not be able to attend the annual meeting in person.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached proxy statement and, whether or not you plan to attend the Annual Meeting, please vote your shares promptly by casting your vote via the Internet or any other provided voting option, or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or vote instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet, by mail or by any other option provided for voting before the Annual Meeting, or by voting electronically at the Annual Meeting.

By Order of the Board of Directors

Dated: July 11, 2025	/s/ Andrew Stranberg
Andrew Stranberg
Executive Chairman, Secretary and Treasurer

Important Notice Regarding the Availability of Proxy Materials for the Combined 2024 and 2025 Annual Meeting to Be Held on July 25, 2025: Our proxy statement and annual report to security holders for the year ended December 31, 2024 are available at https://www.iproxydirect.com/SWAG.

i

PROXY STATEMENT

COMBINED 2024 AND 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON July 25, 2025

This proxy statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors for the Annual Meeting. The Annual Meeting is to be held as a virtual meeting at 1:00 p.m., Eastern Standard Time, on Friday, July 25, 2025, and at any adjournment(s) or postponement(s) thereof.

The approximate date on which the proxy statement and the accompanying notice and form of proxy are intended to be sent or made available to stockholders is on or about July 11, 2025. A proxy is your legal designation of another person to vote the stock you own.  That designee is referred to as a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy, or by voting via the Internet or by another provided voting option.  If you return a proxy or vote by the Internet or other provided voting option, Andrew Shape, our President and Chief Executive Officer, and David Browner, our Chief Financial Officer, will act as your designated proxy holders for the Annual Meeting and will vote your shares at the Annual Meeting as you have instructed them on the proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission (the “SEC”), to give you when we ask you to provide a proxy to vote your shares at the Annual Meeting. Among other things, this proxy statement describes the proposals on which stockholders will be voting and provides information about us.

We are soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. We will use the proxies received in connection with proposals to:

1.	elect the six (6) nominees named in this proxy statement to the Board of Directors to hold office until the 2026 Annual Meeting; and

2.	ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2025.

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date. If your shares are held in the name of a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee in order to participate in the virtual Annual Meeting. No physical meeting will be held.

You will be able to attend the virtual Annual Meeting online and submit your questions during the meeting by visiting the website indicated in your proxy card or on the instructions that accompanied your proxy materials. You also will be able to vote your shares online by attending the virtual Annual Meeting. To participate in the Annual Meeting, you may need the control number included on your proxy card or on the instructions that accompanied your proxy materials or other information as instructed through your broker, bank or other holder of record. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. If your shares are held in the name of a broker, bank, or other nominee, you should contact your broker, bank, or other nominee to obtain your control number or other instructions provided by your broker, bank or other holder of record. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Who may attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting.

Who is entitled to vote?

The Board has fixed the close of business on May 27, 2025 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders who owned our common stock on the Record Date are entitled to vote at the Annual Meeting. Each stockholder who owned our common stock on the Record Date is entitled to one vote per share owned on that date. On the Record Date, there were 18,608,408 shares of our common stock outstanding, and which were entitled to a total of 18,608,408 votes.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been or may be provided directly to you by the Company or its proxy delivery service.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares in “street name.” If your shares are held in street name, these proxy materials have been or may be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. The majority of our stockholders hold their shares in street name.

What am I voting on?

There are two (2) proposals scheduled for a vote:

1. To elect the six (6) nominees named in this proxy statement to the Board of Directors to hold office until the 2026 Annual Meeting; and

2. To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2025.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy gives authority to the designated proxy holders to vote on such matters according to their best judgment.

How do I vote?

Stockholders of Record

Record holders of our common stock have five methods of voting:

1. Vote by Internet. You may vote by using the Internet in accordance with the instructions provided on your Notice of Internet Availability of Proxy Materials or proxy card.

2. Vote by Mail. To vote by mail, please mark, date, sign and promptly mail your proxy card (a postage-paid envelope is provided for mailing in the United States). If you only received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions provided.

3. Vote by Phone. The telephone number for voting by phone is on your proxy card that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

4. Vote by Fax. The fax number for voting by fax is on your proxy card that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

5. Vote Electronically at the Virtual Annual Meeting. Attend and vote at the virtual Annual Meeting. To participate in the Annual Meeting, you may need the control number included on your proxy card or other information on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in Street Name

Beneficial owners of our common stock also have five methods of voting:

1. Vote by Internet. You may vote by using the Internet in accordance with the instructions provided on your Notice of Internet Availability of Proxy Materials or vote instruction form.

2. Vote by Mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States). If you only received a Notice of Internet Availability of Proxy Materials, you may request a vote instruction form by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

3. Vote by Phone. The telephone number for voting by phone is on your vote instruction form that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

4. Vote by Fax. The fax number for voting by fax is on your vote instruction form that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

5. Vote Electronically at the Virtual Annual Meeting. Attend and vote at the virtual Annual Meeting. Your broker, bank, or other nominee will provide any necessary control number or other voting instructions.

When must my votes be received by?

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you wish to vote at the Annual Meeting, see “How do I attend the Annual Meeting?” above. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We are providing Internet as well as telephone and fax proxy voting options to all stockholders. We are also holding the Annual Meeting virtually to allow you to attend the Annual Meeting and vote your shares during the Annual Meeting online. However, please be aware that you must bear any third-party costs, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

Each share of our common stock that you owned as of May 27, 2025 entitles you to one vote.

Is my vote confidential?

Yes, your vote is confidential. Only the proxy tabulator, inspector of election, designated proxies, and other persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the election of each of the six (6) nominees named in this proxy statement to the Board of Directors to hold office until the 2026 Annual Meeting; and

2.	“FOR” the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns their proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposal, votes “FOR,” “AGAINST,” “ABSTAIN,” and broker non-votes.

What is the effect of a withhold vote?

Withhold votes will have no legal effect on the election of directors because such elections are by a plurality. Withhold votes will be counted as shares present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trustee or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

Proposal No. 1 is considered a “non-routine” matter, while Proposal No. 2 is considered a “routine” matter. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on Proposal No. 1, and a broker non-vote will occur on this matter. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Because Proposal No. 2 is a “routine” matter, a broker, bank, trustee or other nominee may be permitted to exercise its discretion on this proposal, which means there will be no broker non-votes on this matter. Broker non-votes will be counted as shares present for purposes of determining a quorum to the extent that the brokers, banks, trustees or other nominees use their discretionary authority to vote such shares on Proposal No. 2.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore will be counted for purposes of determining a quorum. Generally, unless otherwise provided by applicable law, our Amended and Restated Bylaws (“Bylaws”) provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either by attending the meeting electronically or by proxy) vote in favor of such action. Therefore, votes marked as “ABSTAIN” will have the same effect as a vote “AGAINST” the outcome in Proposal No. 2. Votes marked as “ABSTAIN” on Proposal No. 1 will have no effect because directors are elected by plurality voting.

How many shares must be present or represented to conduct business at the Annual Meeting?

A “quorum” is necessary to conduct business at the Annual Meeting. A quorum is established if there is the presence by attendance electronically or by proxy of the holders of a majority of the voting power at the Annual Meeting. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Abstentions will be counted as present for purposes of determining a quorum at the Annual Meeting. Similarly, broker non-votes will be counted as present for purposes of determining a quorum at the Annual Meeting to the extent that the brokers, banks, trustees or other nominees use their discretionary authority to vote such shares on Proposal No. 2. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How many votes are needed for each proposal to pass?

Proposal	Vote Required
Election of the six (6) nominees named in this proxy statement to the Board of Directors to hold office until the 2026 Annual Meeting	Plurality of the votes cast, meaning that the six (6) nominees receiving the most “FOR” votes will be elected.

Ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025	The number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

What are the voting procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or vote in favor of specific nominees and withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the proxy card or vote instruction form that was delivered to you or that you may request by following the information in your Notice of Internet Availability of Proxy Materials.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by the Internet, you may revoke your proxy with a later Internet proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Company’s Secretary before the proxy is exercised or you vote electronically at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting electronically.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Do the Company’s officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?

Each of the members of the Board has an interest in Proposal No. 1, the election to the Board of the six (6) nominees named in this proxy statement. Each of the director nominees are currently members of the Board, and director nominees Andrew Shape and Andrew Stranberg are currently executive officers of the Company and members of the Board. Members of the Board and executive officers of the Company do not have any interest in Proposal No. 2, the ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the annual report to security holders and proxy statement, to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate Notices of Internet Availability of Proxy Materials and, if applicable, the annual report to security holders and proxy statement. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the annual report to security holders and proxy statement to any stockholder at a shared address to which we delivered a single copy of any of these documents or who wishes to receive separate copies of these documents in the future. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the annual report to security holders and proxy statement, stockholders may contact:

Office of the Secretary

Stran & Company, Inc.

500 Victory Road, Suite 301

Quincy, MA 02171

Telephone: (800) 833-3309

Stockholders sharing an address can also request delivery of a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the annual report to security holders and proxy statement if they are receiving multiple copies of annual reports to security holders, proxy statements, or Notices of Internet Availability of Proxy Materials, by contacting the address or telephone number above.

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Whom should I contact with other questions?

You may obtain information from us by making a request by telephone or in writing at the address of the Company’s Secretary set forth above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will be voting on the election of the six (6) nominees named in this proxy statement to the Board to hold office until the 2026 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event that the elected nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the six (6) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders, unless instructions are given to the contrary.

Information with Respect to Director Nominees

Listed below are the director nominees who are nominated to hold office until the 2026 Annual Meeting, and their ages as of the date of this proxy statement:

Name	Age
Mark Charles Adams	63
Alan Chippindale	66
Sarah L. Cummins	52
Brian M. Posner	63
Andrew Shape	52
Andrew Stranberg	53

The names of the nominees and certain biographical information about each current director standing for election at the Annual Meeting, including a description of his or her business experience, qualifications, education and skills that led the Board to conclude that such individual should serve as a member of the Board, are set forth below:

Mark Charles Adams has been a director of the Company since June 2025. Since March 2014, Mr. Adams has served as the President and Chief Executive Officer of Adams Publishing Group LLC. Since June 2022, Mr. Adams has served on the board of directors of the Associated Press. Since March 2021, Mr. Adams has served on the board of directors of News/Media Alliance. Since May 2008, Mr. Adams has served on the board of directors of The McCallum Theater. Since May 2024, Mr. Adams has served on the board of directors of DAP Health Inc. Mr. Adams has a Bachelor of Arts degree in Economics from Tufts University, a Master of Business Administration degree from Boston University, and a Master of Science in Business and Communications from Boston University.

We believe that Mr. Adams is qualified to serve on the Board due to his experience in media, publishing, and private equity.

Alan Chippindale has been a director of the Company since November 2021. Mr. Chippindale has been President of Engage & Excel Enterprises Inc. (“Engage & Excel”) since July 2017. From January 2008 to June 2017, Mr. Chippindale was Chief Business Development Officer of BrandAlliance Inc. Mr. Chippindale was President of Proforma Inc. from September 1987 to December 2004. Mr. Chippindale graduated from Bowling Green State University with a bachelor degree in International Business and Marketing.

We believe that Mr. Chippindale is qualified to serve on the Board of Directors due to his leading role in the promotional products industry.

Sarah L. Cummins has been a director of the Company since June 2025. Since July 2024, Ms. Cummins has served as Senior Vice President, Global Partnerships at WTA Ventures LLC, the commercial arm of the Women’s Tennis Association. From February 2023 to July 2024, Ms. Cummins served as an Operating Partner at Isos7 Sports. From February 2022 to July 2024, Ms. Cummins was the founder and Chief Executive Officer of Cashmere Ventures, LLC, a boutique sports consulting firm. From December 2018 to January 2022, Ms. Cummins served as Senior Vice President, Consumer Products at World Wrestling Entertainment, Inc. (NYSE: WWE). From January 2013 to November 2018, Ms. Cummins was Head of Business Development & Strategic Partnerships at New York Road Runners, Inc. From August 2010 to October 2012, Ms. Cummins served as Vice President at Vineyard Vines LLC. From 1996 to August 2010, Ms. Cummins was Managing Director at the United States Tennis Association (USTA). Ms. Cummins graduated from Boston College with a Bachelor of Arts in English.

We believe that Ms. Cummins is qualified to serve on the Board due to her extensive experience in business development, strategic partnerships, brand management, and executive leadership across the sports, entertainment, and consumer products industries.

Brian M. Posner has been a director of the Company since July 2025. Mr. Posner has served as a director of Firefly Neuroscience, Inc. (Nasdaq: AIFF) since August 2024. From April 2019 to October 2024, Mr. Posner was the Chief Financial Officer of electroCore, Inc. (Nasdaq: ECOR). Since October 2024, Mr. Posner has provided financial and accounting consulting services to electroCore. Mr. Posner currently serves as a consultant to electroCore. From April 2018 to March 2019, Mr. Posner served as the Chief Financial Officer of Cellectar Biosciences, Inc. (Nasdaq: CLRB). Mr. Posner holds an undergraduate degree in accounting from Queens College and an M.B.A. in managerial accounting from Pace University.

We believe that Mr. Posner is qualified to serve on the Board of Directors due to his public company audit committee and chief financial officer experience.

Andrew Shape is our co-founder and since 1996 has served as our President and director, and as our Chief Executive Officer since January 2020. From July 2018 to February 2021, Mr. Shape also served as the Chief Executive Officer and President and a director of Long Blockchain Corp. (formerly OTC Pink: LBCC), in connection with a business co-managed with us for its subsidiary Stran Loyalty Group Inc., a Delaware corporation. From June 2018 through December 2021, Mr. Shape served as a director for Naked Brand Group Limited (formerly Nasdaq: NAKD) until the closing of its business combination with Cenntro Electric Group Limited (Nasdaq: CENN). Prior to forming Stran, from August 1995 to September 1996, Mr. Shape worked at Copithorne & Bellows Public Relations (a Porter Novelli company) as an Account Executive. Mr. Shape holds a BA degree from the University of New Hampshire.

We believe that Mr. Shape is qualified to serve on the Board of Directors due to his deep knowledge of Stran, his industry expertise, and his experience as a director of other public companies.

Andrew Stranberg co-founded the Company and has served as our Executive Chairman since 1995. From 1995 to January 2020, Mr. Stranberg was also our Chief Executive Officer. In 1995, Mr. Stranberg founded Stran Capital LLC, a family office, and has since been its Chief Executive Officer. From 1997 to 2016 Mr. Stranberg served as Chairman of STRAN Technologies IT Services, LLC. From 2012 to November 2019, Mr. Stranberg was the founder and manager of Stran Maritime LLC for a joint venture with Atlas Maritime Ltd., an international shipping company. Mr. Stranberg is a graduate of the University of New Hampshire Peter T. Paul College of Business and Economics.

We believe that Mr. Stranberg is qualified to serve on the Board of Directors due to his deep knowledge of Stran and his long executive and board experience with us since his co-founding of the Company.

Our directors currently have terms which will end at the Annual Meeting or when their successors are elected and qualified, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There is no arrangement or understanding between any director or executive officer and any other person pursuant to which he or she was or is to be selected as a director, nominee or officer.

The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the members of which are all non-management directors, recommended each of the above directors as a nominee for election at the Annual Meeting and inclusion on the Company’s proxy card.

Family Relationships

There are no family relationships among any of our officers or directors or director nominees.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors, director nominees, or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K. There are no material proceedings to which any director, director nominee, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Arrangements With Directors, Director Nominees, or Executive Officers

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualified, subject to their prior death, resignation or removal. Officers serve at the discretion of the board of directors. There is no arrangement or understanding between any director, director nominee, or executive officer and any other person pursuant to which the director, director nominee, or executive officer was or is to be selected as a director, director nominee or officer.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. The six (6) nominees named in this proxy statement receiving the most “FOR” votes among votes properly cast electronically or by proxy will be elected to the Board as directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. If you return a signed and dated proxy card and give no specific instruction but authorize us generally to vote your shares, your shares will be voted “FOR” the election of each of the six (6) nominees named in this proxy statement to the Board of Directors to hold office until the 2026 Annual Meeting.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2025

The Audit Committee of the Board (the “Audit Committee”) has selected CBIZ CPAs P.C. as the Company’s independent registered public accounting firm and principal accountant, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2025. A representative of CBIZ CPAs P.C. will be present at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they desire to do so. Further, such representative will be available to respond to appropriate questions at the Annual Meeting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Termination of BF Borgers CPA PC and Engagement of Marcum LLP

Effective May 13, 2024, with the approval of the Audit Committee, the Company dismissed BF Borgers CPA PC as its independent registered public accounting firm. On June 15, 2024, the Company engaged Marcum LLP as the Company’s new independent registered public accounting firm with the approval of the Audit Committee.

BF Borgers CPA PC’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through May 13, 2024, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BF Borgers CPA PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BF Borgers CPA PC, would have caused BF Borgers CPA PC to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements, and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The SEC has advised that, in lieu of obtaining a letter from BF Borgers CPA PC stating whether or not it agrees with the statements herein, the Company may indicate that BF Borgers CPA PC is not currently permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024.

During the fiscal years ended December 31, 2023 and 2023 and subsequently through June 15, 2024, neither the Company nor anyone on its behalf consulted with Marcum LLP on either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Marcum LLP that Marcum LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Resignation of Marcum LLP and Engagement of CBIZ CPAs P.C.

On April 30, 2025, the Company was notified by Marcum LLP that Marcum LLP resigned as the Company’s independent registered public accounting firm. On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum LLP. On April 30, 2025, with the approval of the Audit Committee, CBIZ CPAs P.C. was engaged as the Company’s independent registered public accounting firm.

Marcum LLP’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent period through April 30, 2025, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements, and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting related to the proper design and implementation of certain controls, including: (1) control over formal review, approval, and evaluation of complex accounting transactions associated with business combinations; (2) controls over management’s formal review process that includes multiple levels of review as well as timely review of accounts and reconciliations leading to material adjustments; (3) controls over income tax provision and management’s review of the income tax provision; (4) controls over accounts receivable and unearned revenue, freight charges, and inventory and cost of sales accounts; (5) controls over the proper presentation and disclosure for related party transactions; and (6) information technology general controls related to access and change management controls that led to deficiencies in the design and operation of control activities, each as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2023.

During the fiscal years ended December 31, 2024 and 2023 and through April 30, 2025, neither the Company nor anyone on its behalf consulted with CBIZ CPAs P.C. on either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by CBIZ CPAs P.C. that CBIZ CPAs P.C. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Marcum LLP with a copy of the foregoing disclosures that it was making in a Current Report on Form 8-K prior to its filing with the SEC and requested that Marcum LLP furnish the Company with a letter addressed to the SEC stating whether it agreed with the above statements made by the Company in response to Item 304(a) of Regulation S-K and, if it did not agree, the respects in which it did not agree. A copy of Marcum LLP’s letter, dated May 2, 2025, is filed as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 2, 2025.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by Marcum LLP as the Company’s principal accountant for the indicated services for each of the last two fiscal years were as follows:

	Year Ended
	December 31,
	2024	2023
Audit Fees	$370,250	$225,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$370,250	$225,000

As used in the table above, the following terms have the meanings set forth below.

Audit Fees

Audit fees consist of aggregate fees billed for each of the last two fiscal years for professional services performed by the Company’s principal accountant for the audit of the financial statements included in our Annual Report on Form 10-K and review of the financial statements included in our Quarterly Reports on Form 10-Q, reviews of registration statements and issuances of consents, and services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees consist of aggregate fees billed in each of the last two fiscal years for assurance and related services performed by the Company’s principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit-Fees” above. We did not engage our principal accountant to provide audit-related services during the last two fiscal years.

Tax Fees

Tax fees consist of aggregate fees billed in each of the last two fiscal years for professional services performed by the Company’s principal accountant with respect to tax compliance, tax advice, tax consulting and tax planning. We did not engage our principal accountant to provide tax compliance, tax advice or tax planning services during the last two fiscal years.

All Other Fees

All other fees consist of aggregate fees billed in each of the last two fiscal years for products and services provided by the Company’s principal accountant, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above. We did not engage our principal accountant to render services to us during the last two fiscal years, other than as reported above.

Pre-Approval Policies and Procedures

The Audit Committee has reviewed and approved all fees earned in 2024 and 2023 by the Company’s principal accountant with respect to these years, and actively monitored the relationship between audit and non-audit services provided. The Audit Committee has concluded that the fees earned by the principal accountant with respect to these years were consistent with the maintenance of the principal accountant ’s independence in the conduct of its auditing functions.

None of the services described in “—Audit-Related Fees” above for 2023 were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The Audit Committee annually considers the provision of audit services. The Audit Committee must pre-approve all services provided and fees earned by the Company’s principal accountant. The Audit Committee has established pre-approval policies and procedures that are detailed as to the particular service, that require that the Audit committee be informed of each service, and that do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to management. The pre-approval policies and procedures provide only for defined audit services and, if any, specified audit-related fees, tax services, and other services, and may impose specific dollar value limits for the fees for pre-approved services. The Audit Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved under the pre-approval policies and procedures or that materially exceed pre-approved fee amounts. On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to a designated member of the Audit Committee for approval and to the full Audit Committee at its next regular meeting.

The percentage of hours expended on the Company’s principal accountant ’s engagement to audit the Company’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant ’s full-time, permanent employees was not greater than 50%.

Vote Required

Ratification of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the majority of the voting power of a quorum (meaning the number of shares of common stock voted “FOR” this proposal must exceed the number of shares of common stock voted “AGAINST” or “ABSTAIN” as to this proposal). Abstentions will have the same effect on this proposal as a vote “AGAINST”. There will be no broker “non-votes” for this proposal because brokers have discretion to vote the shares held for the beneficial owners. You may vote “FOR”, “AGAINST”, or “ABSTAIN” on this proposal. If you return a signed and dated proxy card and give no specific instruction but authorize us generally to vote your shares, your shares will be voted “FOR” this proposal.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain CBIZ CPAs P.C.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CBIZ CPAS P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed with management the Company’s annual audited financial statements for the fiscal year ended December 31, 2024;

●	discussed with Marcum LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

●	received from Marcum LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, the written disclosures and the letter required by applicable requirements of the PCAOB regarding the prior independent registered public accounting firm’s communication with the Audit Committee concerning independence; and

●	discussed with Marcum LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Submitted by the Audit Committee
Brian M. Posner, Chairman
Sarah L. Cummins
Mark Charles Adams

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Securities Ownership of Certain Beneficial Owners, Management, and Director Nominees

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the close of business on July 9, 2025 for: (i) each of our named executive officers, other executive officers, directors, and director nominees; (ii) all of our executive officers and directors as a group; and (iii) each person known by us to beneficially own more than 5% of any class of our voting securities.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class (%)(3)
Common Stock	Andrew Shape, President, Chief Executive Officer, Director, and Director Nominee	3,720,571	(4)	19.8
Common Stock	David Browner, Chief Financial Officer	78,000	(5)	0.4
Common Stock	Andrew Stranberg, Executive Chairman, Secretary, Treasurer, Director, and Director Nominee	5,541,190.143	(6)	29.3
Common Stock	John Audibert, Vice President of Growth and Strategic Initiatives	193,250	(7)	1.0
Common Stock	Ian Wall, Chief Information Officer	10,000	(8)	*
Common Stock	Alan Chippindale, Director and Director Nominee	15,892	(9)	*
Common Stock	Sarah L. Cummins, Director and Director Nominee	32,492		*
Common Stock	Brian M. Posner, Director and Director Nominee	8,904		*
Common Stock	Mark Charles Adams, Director and Director Nominee	9,449		*
Common Stock	All directors and executive officers (9 persons)	9,609,748.143		49.6

*	A percentage of shares beneficially owned by a director of the Company that does not exceed one percent of the outstanding shares of common stock as of July 9, 2025.

(1)	Unless otherwise specified, the address of each of the persons named in this table is c/o Stran & Company, Inc., 500 Victory Road, Suite 301, Quincy, MA 02171.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power, and also any shares which the person has the right to acquire within 60 days of July 9, 2025, through the exercise or conversion of any stock option, convertible security, warrant or other right. Except as set forth below, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(3)	Based on 18,528,443 shares of common stock issued and outstanding as of July 9, 2025. For each beneficial owner above, any shares which the person has the right to acquire within 60 days of July 9, 2025, through the exercise or conversion of any stock option, convertible security, warrant or other right, have been included in the denominator upon which the percentage is based.

(4)	Consisted of 3,417,000 shares of common stock and 303,571 shares of common stock issuable upon exercise of an option within 60 days of July 9, 2025. 3,400,000 of the shares of common stock are pledged as a security interest pursuant to a purchase money promissory note issued to Andrew Stranberg as collateral for Andrew Shape’s repayment obligations under this instrument. Mr. Shape may sell these shares subject to the security interest at prevailing market prices so long as such portion of the sale proceeds as is required under the promissory note to repay the note is so used to repay the note.

(5)	Consisted of (i) 12,500 shares of common stock and (ii) 65,500 shares of common stock issuable upon exercise of options.

(6)	Consisted of 5,166,190.143 shares of common stock and 375,000 shares of common stock issuable upon exercise of an option within 60 days of July 9, 2025.

(7)	Consisted of (i) 112,750 shares of common stock and (ii) 80,500 shares of common stock issuable upon exercise of options within 60 days of July 9, 2025.

(8)	Consisted of 10,000 shares of common stock issuable upon exercise of an option within 60 days of July 9, 2025.

(9)	Consisted of (i) 10,892 shares of common stock and (ii) 5,000 shares of common stock issuable upon exercise of an option.

Changes in Control

We do not have any arrangements known to us the operation of which may at a subsequent date result in a change in control of the Company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

During the year ended December 31, 2024:

●	the Board held four meetings;

●	the Audit Committee held two meeting;

●	the Compensation Committee of the Board (the “Compensation Committee”) held one meeting; and

●	the Nominating and Corporate Governance Committee did not held any meetings.

During the year ended December 31, 2024, each member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she has been a director) and the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

We do not have a policy requiring Board members to attend the annual meeting of our stockholders. All members of the Board at the time of our 2023 annual meeting of stockholders attended our 2023 annual meeting of stockholders. We did not hold an annual meeting of stockholders during 2024.

Independent Directors and Director Nominees

The rules of The Nasdaq Stock Market LLC (“Nasdaq”) generally require that a majority of an issuer’s board of directors consist of independent directors. The Board of Directors consists of six directors, four of whom, consisting of Mark Charles Adams, Alan Chippindale, Sarah L. Cummins, and Brian M. Posner, have been determined by the Board to be “independent directors” within the meaning of Nasdaq Listing Rule 5605(a)(2). For a discussion of certain considerations relating to certain transactions in which Alan Chippindale or Sarah L. Cummins has had an interest, see “—Transactions with Related Persons – Transactions with Non-Employee Director Affiliates”. For discussion of compensation and indemnification arrangements with our independent directors for services performed as members of the Board, see “Executive Compensation – Director Compensation”.

Governance Structure

We chose to appoint a separate chairman of the Board, which we generally refer to as our Executive Chairman, who is not our Chief Executive Officer. The Company determined that a separate chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director. However, the Bylaws provide the Board with the flexibility to combine or separate the positions of chairman of the Board and Chief Executive Officer. Andrew Stranberg currently serves as our Executive Chairman and Andrew Shape currently serves as our Chief Executive Officer. We do not currently intend to combine these positions; however, a change in this leadership structure could be made if the Board determines it is in the best long-term interests of stockholders. For example, if the two roles were to be combined, we believe that the independence of the majority of our directors, and the three fully independent Board committees, would provide effective oversight of our management and the Company.

The Board’s Role in Risk Oversight

The Board and its committees oversee risk management so that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full Board. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs. The Nominating and Corporate Governance Committee evaluates risk associated with management decisions and strategic direction. The Disclosure Controls and Procedures Committee of the Board (the “Disclosure Controls and Procedures Committee”) assists as needed in assessing risks relevant to achieving the goal of accurate and timely disclosure, forming a basis for determining how the risks should be managed.

Board Committees

The Board has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act; the Compensation Committee; the Nominating and Corporate Governance Committee; and the Disclosure Controls and Procedures Committee. All committees operate under a written charter adopted by the Board, each of which is available on our Internet website at https://ir.stran.com.

In addition, the Board may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by the Board.

Audit Committee

The Audit Committee is responsible for, among other things: (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls, (ii) the performance of the internal and external audit services function, (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance, (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures, (v) the conduct of and compliance by the Company’s officers and directors with the Company’s Code of Ethics and Business Conduct (the “Code of Ethics”), (vi) the evaluation of enterprise risk issues, (vii) the preparation of the Audit Committee Report that is required pursuant to the rules of the SEC, and (viii) the fulfillment of the other responsibilities set out in its charter.

The Audit Committee’s members are Mark Charles Adams, Sarah L. Cummins, and Brian M. Posner, with Mr. Posner serving as the chairman. The Board has determined that each of the Audit Committee’s members meets the definition of an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2), meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act, and meets the other requirements for Audit Committee membership under Nasdaq Listing Rule 5605(c)(2). In making this determination with respect to Ms. Cummins, the Board considered the transactions described under “Certain Relationships and Related Transactions – Transactions with Non-Employee Director Affiliates – Transactions with Kapstone Partners, LLC (Sarah L. Cummins)”. In addition, the Board has determined that Mr. Posner qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) evaluating and making recommendations to the Board regarding the compensation of our independent directors; (iii) evaluating and making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs; and (iv) the fulfillment of the other responsibilities set out in its charter.

The Compensation Committee has the authority to evaluate the performance of the Chief Executive Officer, or person performing an equivalent function, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the compensation of the Chief Executive Officer, or person performing an equivalent function, based on this evaluation. The Chief Executive Officer, or person performing an equivalent function, may not be present during voting or deliberations on his or her compensation. In addition, upon the engagement of and annually thereafter, the Compensation Committee has the authority to determine and approve the compensation paid to the Company’s Chief Financial Officer, or person performing an equivalent function, and any other executive officers that serve in executive officer capacities for the Company. The Compensation Committee must approve all long-term incentive awards for the executive officers of the Company. The Compensation Committee may make factual determinations concerning any equity incentive plan.

The Compensation Committee may retain a compensation consultant, independent legal counsel or other adviser. During the fiscal year ended December 31, 2024, the Compensation Committee did not retain any compensation consultant, independent legal counsel or other adviser.

The Compensation Committee may grant the right to receive indemnification and right to be paid by the Company the expenses incurred in defending any proceeding in advance to its disposition, to any employees in their capacity as officer, director, employee or agent of the Company, any of the directors of the Company and any of the Company’s executive officers to the fullest extent of the provisions of the Bylaws.

In addition, the Compensation Committee may use reasonable amounts of time of the Company’s independent accountants, outside lawyers and other internal staff to assist and advise the Committee in connection with its responsibilities. The Committee must keep the Company’s Chief Financial Officer, or person performing an equivalent function, informed as to the general range of anticipated expenses for outside consultants.

The Compensation Committee also periodically evaluates and makes recommendations to the Board concerning the total compensation package for directors, including fees, reimbursable expenses, and equity compensation.

The Compensation Committee’s members are Mark Charles Adams, Alan Chippindale, and Sarah L. Cummins, with Mr. Chippindale serving as the chairman. The Board has determined that each of the Compensation Committee’s members satisfies the “independence” requirements of Nasdaq Listing Rule 5605(d)(2)(A). In making this determination with respect to Mr. Chippindale and Ms. Cummins, the Board considered the transactions described under “Certain Relationships and Related Transactions – Transactions with Non-Employee Director Affiliates – Transactions with Engage and Excel (Alan Chippindale)” and “Certain Relationships and Related Transactions – Transactions with Non-Employee Director Affiliates – Transactions with Kapstone Partners, LLC (Sarah L. Cummins)”, respectively.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the Board by reviewing nominees for election to the Board submitted by stockholders and recommending to the Board director nominees for each annual meeting of stockholders and for election to fill any vacancies on the Board; (ii) advising the Board with respect to Board organization, desired qualifications of Board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; and (iv) approving any related-party transactions.

The Nominating and Corporate Governance Committee’s methods for identifying candidates for election to the Board (other than those proposed by our stockholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources, including members of the Board, our executives, individuals personally known to the members of the Board, and other research. The Nominating and Corporate Governance Committee may also, from time to time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the Nominating and Corporate Governance Committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other Board members; (iii) the extent to which the candidate would be a desirable addition to the Board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

The Nominating and Corporate Governance Committee’s members are Mark Charles Adams, Alan Chippindale, and Brian M. Posner, with Mr. Adams serving as the chairman. As noted above, the Board has determined that the Nominating and Corporate Governance Committee is comprised solely of “independent directors” as such term is defined by Nasdaq Listing Rule 5605(a)(2). In making this determination with respect to Mr. Chippindale, the Board considered the transactions described under “Certain Relationships and Related Transactions – Transactions with Non-Employee Director Affiliates – Transactions with Engage and Excel (Alan Chippindale)”.

Disclosure Controls and Procedures Committee

The Disclosure Controls and Procedures Committee is responsible for, among other things: (i) the identification and disclosure of material information about the Company; (ii) the accuracy, completeness and timeliness of the Company’s financial reports under the Exchange Act and the listing rules of Nasdaq; (iii) the review and, as necessary, help with the revision of the Company’s controls and other procedures; (iv) assistance with documenting, and monitoring the integrity and evaluating the effectiveness of, the Company’s disclosure controls and procedures; and (v) review of the Company’s reports filed with the SEC, press releases containing financial information or other information material to the Company’s security holders.

The Disclosure Controls and Procedures Committee’s members are comprised of the Company’s officers and directors. David Browner, the Company’s Chief Financial Officer, acts as the chairman of the Disclosure Controls and Procedures Committee. The Company’s officers and directors may assume any or all of the responsibilities of the Disclosure Controls and Procedures Committee at any time.

Director Nominations

Criteria for Board Membership

The Nominating and Corporate Governance Committee is responsible for periodically evaluating the desirability of and recommending to the Board any changes in the size and composition of the Board or the qualifications for Board membership. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers, evaluates and selects directors, including nominees recommended by stockholders, in accordance with the following general and specific considerations:

●	General Considerations. The Nominating and Corporate Governance Committee must ensure that the Board is comprised of at least enough independent directors to comply with the requirements of Nasdaq as well as applicable rules and regulations of the SEC. In making its recommendations, the Committee may consider some or all of the following factors: (1) The candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (2) The interplay of the candidate’s experience with the experience of other Board members; (3) The extent to which the candidate would be a desirable addition to the Board and any committee thereof; (4) Whether or not the person has any relationships that might impair his or her independence, including, but not limited to, business, financial or family relationships with the Company’s management; and (5) The candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company operates.

●	Specific Considerations. In addition to the foregoing general considerations, the Nominating and Corporate Governance Committee will develop, reevaluate at least annually and modify as appropriate a set of specific considerations outlining the skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), particular areas of expertise, specific backgrounds, and other characteristics for which there is a specific need on the Board and which would enhance the effectiveness of the Board and its committees given its current composition.

The Nominating and Corporate Governance Committee will evaluate each new director candidate and each incumbent director before recommending that the Board nominate such individual for election (or that the Board elect such individual on an interim basis) as a director based upon the extent to which such individual satisfies the general criteria above and will contribute significantly to satisfying the overall mix of specific criteria identified above. Each annual decision to nominate an incumbent director must be based upon a careful consideration of such individual’s contributions, including the value of the person’s experience as a director of the Company, the availability of new director candidates who may offer unique contributions and the Company’s changing needs.

The Nominating and Corporate Governance Committee will seek to identify potential director candidates who will strengthen the Board and will contribute to the overall mix of considerations identified above. This process should include establishing procedures for soliciting and reviewing potential nominees from directors and stockholders and for notifying those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee will have sole authority to retain and terminate any third-party search firms to be used to identify director candidates, including sole authority to approve any such search firm’s fees and other terms of retention.

The Nominating and Corporate Governance Committee will submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of stockholders and to be added to the Board at any other times due to any expansion of the Board, director resignations or retirements or otherwise. In the event of a vacancy on the Board, following determination by the Board that such vacancy must be filled, the Nominating and Corporate Governance Committee will identify candidates for director qualified to fill such vacancy that satisfies the general criteria above.

The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders because the committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates. For additional information regarding stockholder nominations, see “—Stockholder Recommendations” below.

Each of the director nominees included in this proxy statement and the Company’s proxy card for the Annual Meeting was recommended for such inclusion by the Nominating and Corporate Governance Committee.

Board Diversity

The Board and the Nominating and Corporate Governance Committee do not have a specific diversity policy, but consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Stockholder Recommendations

The Nominating and Corporate Governance Committee is responsible for the consideration of any written stockholder recommendations for candidates for the Board, which recommendations should be delivered or mailed, postage prepaid, to:

Nominating and Corporate Governance Committee

Stran & Company, Inc.

500 Victory Road, Suite 301

Quincy, MA 02171

Stockholder recommendations must include the following information to be considered by the Nominating and Corporate Governance Committee: (a) all information relating to such recommended candidate as would be required to be disclosed for a director nominee pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and as required for stockholder nominations of director candidates pursuant to the Bylaws; (b) the names and addresses of the stockholders making the recommendation and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) other appropriate biographical information and a statement as to the qualification of the nominee. There are no pre-established qualifications, qualities or skills at this time that any particular director nominee must possess and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Any recommendations received from our security holders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated.

Communications with the Board of Directors

Stockholders seeking to communicate with the Board should submit their written comments to Mr. Andrew Shape, President and Chief Executive Officer, 500 Victory Road, Suite 301, Quincy, MA 02171. Mr. Shape will forward such communications to each member of the Board; provided that, if in the opinion of Mr. Shape it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Code of Ethics and Business Conduct

We have adopted the Code of Ethics, which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including insider trading regulations, the Company’s disclosure controls and procedures and internal control over financial reporting, and reporting of violations of the Code of Ethics.

The full text of the Code of Ethics is posted on our website at https://ir.stran.com. Any waiver of the Code of Ethics for directors or executive officers must be approved by the Audit Committee. We will disclose future amendments to the Code of Ethics, or waivers from provisions of the Code of Ethics, that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose any waiver from provisions of the Code of Ethics that apply to our other executive officers and our directors on our website. A copy of our Code of Ethics will also be provided free of charge upon request to: Secretary, Stran & Company, Inc., 500 Victory Road, Suite 301, Quincy, MA 02171.

Insider Trading Policy

Effective March 27, 2023, we adopted the Stran & Company, Inc. Second Amended and Restated Insider Trading Policy (the “Insider Trading Policy”). The Insider Trading Policy applies to all our executive officers, directors and key employees. The Insider Trading Policy codifies the legal and ethical principles that govern trading in our securities by persons associated with the Company that may possess material nonpublic information relating to the Company. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Hedging and Pledging Prohibition

Under our Insider Trading Policy, our directors, officers, and key employees (and each such individual’s family members, household members and entities that are controlled or influenced by such individual, as described in the policy) are prohibited from engaging in the following transactions at any time: (i) engaging in short sales of our securities; (ii) trading in put options, call options or other derivative securities on an exchange or in any other organized market; (iii) engaging in hedging or monetization transactions in our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities; and (iv) holding our securities in a margin account or otherwise pledging our securities as collateral for a loan unless the collateral arrangement is specifically approved in advance by the policy administrator. These prohibitions apply to securities granted to our key employees, officers and directors by the Company as part of their compensation, and securities otherwise held, directly or indirectly, by our key employees, officers and directors.

Indemnification Agreements and Directors and Officers Liability Insurance

We have entered into a standard indemnification agreement with each of our executive officers and directors. We have also obtained standard policies of insurance under which coverage is provided (a) to our directors and executive officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such executive officers and directors pursuant to the indemnification agreements referred to above, the Company’s Articles of Incorporation and the Bylaws, or otherwise as a matter of law.

Director Compensation

Generally, the Board believes that the level of director compensation should be based on time spent carrying out Board and committee responsibilities and be competitive with comparable companies. In addition, the Board believes that a significant portion of director compensation should align director interests with the long-term interests of stockholders. The Board allows changes in its director compensation practices based on recommendations and approvals of the Compensation Committee.

Each Independent Director Agreement, dated as of July 20, 2021, between the Company and its non-employee directors (the “July 2021 Independent Director Agreements”), provided for a certain annual cash fee; one stock option grant to purchase 5,000 shares of common stock at an exercise price of $4.15 per share, which was made upon execution of each of the July 2021 Independent Director Agreements; and an annual grant of shares of restricted common stock worth $12,000 based on a price of $4.15 per share. The July 2021 Independent Director Agreements provided for the payment of the annual cash compensation fee in four equal installments no later than the fifth business day of each calendar quarter.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the directors of the Company who are not named executive officers for services rendered in all capacities during the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Travis McCourt(1)	$26,000	12,000	(2)(3)	-	(2)	-	-	-	$38,000

Alan Chippindale	$26,000	12,000	(2)(3)	-	(2)	-	-	-	$38,000

Alejandro Tani(1)	$20,000	12,000	(2)(3)	-	(2)	-	-	-	$32,000

Ashley L. Marshall(1)	$20,000	12,000	(2)(3)	-	(2)	-	-	-	$32,000

(1)	Each of Travis McCourt, Alejandro Tani, and Ashley L. Marshall was a director of the Company from November 2021 to June 2025.

(2)	Each of Travis McCourt, Alan Chippindale, Alejandro Tani, and Ashley L. Marshall had outstanding option awards consisting of a fully-vested option to purchase up to 5,000 shares of common stock and outstanding stock awards consisting of 2,892 shares of common stock as of December 31, 2024.

(3)	The July 2021 Independent Director Agreements provided for an annual grant of shares of restricted common stock that would have had an aggregate grant date fair value of $12,000, computed in accordance with ASC Topic 718 based on the assumptions described in Notes A.20 and A.21 to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC on April 14, 2025, on each of July 20, 2022, July 20, 2023, and July 20, 2024, subject to vesting in four equal quarterly installments commencing in the quarter ended March 31 of the following year. The Company did not make these stock grants due to an administrative oversight. In June 2025, following discussions with each of the non-employee directors, the Company took the following remedial actions: The Company paid $34,146 in cash to each of Ms. Marshall, Mr. McCourt, and Mr. Tani, and paid $11,382 in cash and granted 20,000 shares of common stock under the Plan to Mr. Chippindale. This remedial compensation will be reflected in the Company’s reports for the applicable fiscal periods.

EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth information about our executive officers as of the date of this proxy statement:

Name	Age	Position
Andrew Stranberg	53	Executive Chairman, Secretary, Treasurer, and Director
Andrew Shape	52	President, Chief Executive Officer and Director
David Browner	37	Chief Financial Officer
John Audibert	38	Vice President of Growth and Strategic Initiatives
Ian Wall	54	Chief Information Officer

For information regarding Messrs. Stranberg and Shape, please refer to “Proposal No. 1 – Election of Directors – Information with Respect to Director Nominees,” above.

David Browner has been our Chief Financial Officer since March 2023 and was our Interim Chief Financial Officer from July 2022 to March 2023. From July 2021 to July 2022, Mr. Browner was our Controller. From November 2015 to July 2021, Mr. Browner was the Company’s Accounting Manager. From July 2012 to November 2015, Mr. Browner was a staff accountant for the Company. Mr. Browner has a Master of Business Administration in Accounting and a Bachelor of Business Administration from the University of Massachusetts Lowell.

John Audibert has been our Vice President of Growth and Strategic Initiatives since March 2020. Mr. Audibert has over 12 years of investment banking, corporate finance and strategy consulting experience. He has been the President of Josselin Capital Advisors, Inc., a company wholly-owned by John Audibert (“JCA”), since October 2019, which provides consulting services to high-growth businesses. He was formerly President of Woodland Way Advisors, Inc., a consulting firm, from January 2015 through December 2020. Mr. Audibert previously worked in the investment banking group of Sandler O’Neill + Partners, L.P. where he provided merger and acquisition advisory as well as capital raising services to middle-market clients. Prior to joining Sandler O’Neill, he was a strategic consultant at Putnam Associates. Mr. Audibert received a bachelor’s degree with a concentration in finance from the Carroll School of Management at Boston College. Mr. Audibert was an employee of the Company from March 2020 to May 2021, and since then has continued acting in his current capacity as an independent contractor.

Ian Wall has been our Chief Information Officer since January 2024. From April 2021 to November 2023, Mr. Wall was Senior Vice President of Digital Transformation and Service Delivery at Digital Radius. From November 2019 to January 2021, Mr. Wall held several positions at Bentley University, as Interim Vice President and Chief Information Officer from May 2020 to January 2021, and as Executive Director from November 2019 to May 2020. From February 2016 to May 2020, Mr. Wall was Director, Enterprise Applications at Tufts University. From September 2014 to November 2015, Mr. Wall was Director, Enterprise Business Intelligence at Vertex Pharmaceuticals. Mr. Wall received a Masters in Science and Engineering Management from Tufts University Gordon Institute and a Bachelor of Arts in Liberal Arts from University of Massachusetts Amherst.

EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2024 and 2023

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Andrew Shape, President and	2024	400,000	-	-	-		-		400,000
Chief Executive Officer	2023	400,000	50,000	-	-		31,220	(1)	481,220
Ian Wall, Chief Information Officer	2024	265,000	-	-	7,937	(2)	8,629	(3)	281,566
Andrew Stranberg,	2024	500,000	-	-	-		-		500,000
Executive Chairman	2023	500,000	-	-	-		-		500,000

(1)	Andrew Shape was entitled to the payment of $10,000 per month during 2023 as repayment of sales commissions that had been earned in previous years totaling approximately $140,927, subject to certain terms and conditions. All $30,927 of outstanding payable prior-year commissions were paid to Mr. Shape during 2023. All outstanding accrued interest upon prior-year commissions payable to Mr. Shape was orally waived on March 25, 2024.

(2)	Ian Wall was granted an option to purchase 15,000 shares of common stock on January 2, 2024. A portion of the option was granted subject to certain vesting conditions. The aggregate grant date fair value was computed in accordance with ASC Topic 718 based on the assumptions described in Notes A.20 and A.21 to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC on April 14, 2025. On January 2, 2024, Ian Wall became entitled to awards of options to purchase up to 100,000 shares of common stock subject to performance conditions with respect to the fiscal year ended December 31, 2024. The aggregate grant date fair value of these awards was computed based upon the probable outcome of such conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures, and based upon the assumptions described in Notes A.20 and A.21 to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC on April 14, 2025. The maximum aggregate grant date fair value of these awards was $52,900 assuming that the highest level of performance conditions will be achieved.

(3)	Ian Wall was entitled to an automobile and cellular phone allowance not to exceed $750 per month.

Executive Officer Employment and Consulting Agreements

Employment Agreement with Andrew Shape

Under our employment agreement with our Chief Executive Officer and President, Andrew Shape, dated July 13, 2021 and effective as of November 8, 2021 (the “Shape Employment Agreement”), Mr. Shape will receive an annual salary of $400,000 and will be eligible to receive an annual cash bonus as determined by the Board of Directors. Pursuant to the Shape Employment Agreement, on November 12, 2021, we awarded Mr. Shape a stock option for the purchase of 323,810 shares of the Company’s common stock at an exercise price of $4.15 per share. The stock option will vest over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance of the option (75%) vesting monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month.

The Shape Employment Agreement provides that Mr. Shape was entitled to the payment of $10,000 per month as repayment of sales commissions that had been earned in previous years totaling approximately $140,927, subject to certain terms and conditions. During 2022, Mr. Shape was entitled to $120,000 in total payments toward prior-year commissions in addition to accrued interest of $1,918, and was paid $90,000 towards these commissions. During 2023, Mr. Shape became entitled to an additional $20,927 in total payments toward these prior-year commissions and accrued interest of $293. All $30,927 of outstanding payable prior-year commissions was paid to Mr. Shape during 2023. All outstanding accrued interest upon prior-year commissions payable to Mr. Shape was orally waived on March 25, 2024.

On February 15, 2024, in connection with the Company’s fiscal year 2023 executive bonus determinations, the Compensation Committee determined that Mr. Shape would be awarded a $50,000 cash bonus.

On March 19, 2025, the Compensation Committee approved a discretionary cash bonus of $50,000 to Mr. Shape. The bonus compensation was in addition to any cash bonus or other compensation that Mr. Shape may be entitled to or eligible for under the Shape Employment Agreement.

Mr. Shape will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance.

The initial term of the Shape Employment Agreement commenced on November 8, 2021 and ended on November 8, 2024. The Shape Employment Agreement automatically renewed for an additional one-year term at the end of the initial term, and will renew for an additional one-year term at the end of the current and each subsequent one-year term unless either party provides notice to the other 60 days prior to the end of the then-current term.

The Company may terminate Mr. Shape’s employment by giving at least 30 days' written notice. If we terminate Mr. Shape without cause or he resigns for good reason as provided under the Shape Employment Agreement, we must pay at least 24 months’ severance, reimbursement of Mr. Shape for the first 18 months of the premiums associated with Mr. Shape’s continuation of health insurance for Mr. Shape and his family pursuant to COBRA, and immediate vesting of any outstanding unvested equity granted to Mr. Shape during Mr. Shape’s employment and immediate lifting of all lockups and restrictions on sales of such equity or exercise of stock options. If we give notice of non-renewal of the Shape Employment Agreement with 60 days’ notice, then, upon Mr. Shape’s execution of a release, we must pay six months’ severance and reimburse the first six months of the premiums associated with Mr. Shape’s continuation of health insurance for him and his family pursuant to COBRA.

Mr. Shape is also subject to standard confidentiality and noncompetition provisions, and Mr. Shape’s stock option agreement contains certain non-competition and non-solicitation provisions pursuant to the standard form of such agreement under the Stran & Company, Inc. Amended and Restated 2021 Equity Incentive Plan (the “Plan”).

Employment Agreement with David Browner

From January 1, 2022 to July 28, 2022, David Browner, then the Company’s Controller, was provided an annual salary of $150,000 and standard employee benefits on an at will basis. As of July 29, 2022, Mr. Browner was appointed as the Company’s Interim Chief Financial Officer. In connection with the appointment, effective as of July 29, 2022, Mr. Browner’s salary was increased to $200,000, and Mr. Browner was provided with a $750 monthly car allowance. On March 27, 2023, Mr. Browner was appointed as the Company’s Chief Financial Officer. Mr. Browner’s compensation was left unchanged pending review by the Compensation Committee.

On April 14, 2023, the Compensation Committee approved an Employment Agreement with Mr. Browner (the “Browner Employment Agreement”), and it was entered into as of the same date. Under the Browner Employment Agreement, Mr. Browner will continue to be employed as the Company’s Chief Financial Officer and will continue to function as its principal financial officer and principal accounting officer during the term of the agreement. Mr. Browner will receive an annual base salary of $250,000. In addition, the Company will pay up to $750 per month to maintain a leased automobile for business use by Mr. Browner.

For each fiscal year during the term of the Browner Employment Agreement, Mr. Browner will receive up to three cash bonuses and six equity bonuses depending on the Board’s or the Compensation Committee’s certification of the Company’s attainment of the performance conditions provided for in the Browner Employment Agreement. The performance conditions will be based on an annual sales target, an annual gross profit target, and an annual net profit target. Each target will be set by the Board, the Compensation Committee, or an executive officer or other party delegated with such authority other than Mr. Browner, for the applicable fiscal year. Each target will generally be measured against the audited U.S. GAAP-compliant financial statements of the Company for that year, except that net profit or the equivalent item will be adjusted to exclude expenses related to annual bonus payments to the Company’s executive officers or members of its management team. The annual targets for fiscal year 2023 for purposes of the Browner Employment Agreement were determined by the Compensation Committee to be $72,000,000 for the annual sales target, $21,600,000 for the gross profit target, and $1,080,000 for the net profit target. The annual targets for fiscal year 2024 for purposes of the Browner Employment Agreement were determined not to have been met in any respect.

Each portion of an equity bonus consisting of common stock will be granted upon certification of attainment of the respective target. Each portion of an equity bonus consisting of vesting of a stock option will relate to a stock option that was or will be granted on the date of the Browner Employment Agreement and at the beginning of each subsequent fiscal year during the term of the Browner Employment Agreement. In accordance with the Browner Employment Agreement, on April 14, 2023, the Company granted Mr. Browner a stock option for the purchase of 100,000 shares of common stock at an exercise price of $1.72 per share, which provided that it would vest and become exercisable upon certification of attainment of the applicable targets set by the Board or the Compensation Committee in accordance with the equity bonus terms described below. Except as described below, due to the non-attainment of the applicable targets, this option became non-vesting and non-exercisable. On January 1, 2024, the Company granted Mr. Browner a second stock option for the purchase of 100,000 shares of common stock at an exercise price of $1.48 per share, which vests and becomes exercisable upon certification of attainment of the applicable targets set by the Board or the Compensation Committee in accordance with the equity bonus terms described below. All equity grants under the Browner Employment Agreement have been or will be awarded under standard forms of award agreements under the Plan.

An annual sales-based cash bonus will be awarded based on the percentage of the annual sales target that is certified as attained, as follows: (a) $1,250 if 95% of the target is certified as attained; (b) $5,000 if 100% of the target is certified as attained; (c) $7,500 if 110% of the target is certified as attained; or (d) $10,000 if 120% of the target is certified as attained. An annual gross profit-based cash bonus will also be awarded based on the percentage of an annual gross profit target that is attained, as follows: (a) $6,250 if 95% of the target is certified as attained, (b) $25,000 if 100% of the target is certified as attained; (c) $37,500 if 110% of the target is certified as attained; or (d) $50,000 if 120% of the target is certified as attained. An annual net profit-based cash bonus will also be awarded based on the percentage of annual net profit target that is certified as attained, as follows: (a) $5,000 if 95% of the target is certified as attained, (b) $20,000 if 100% of the target is certified as attained; (c) $30,000 if 110% of the target is certified as attained; or (d) $40,000 if 120% of the target is certified as attained. In accordance with the Browner Employment Agreement, each cash bonus will be paid in three equal installments in the third, fourth and fifth months of the fiscal year following the fiscal year in which the respective target or targets are attained upon certification of the attainment of the respective target or targets.

Five of the six annual equity bonuses will consist of the grant of fully-vested shares of common stock and the vesting of a portion of the stock option granted each year under the Browner Employment Agreement. The other annual equity bonus will consist of the vesting of a portion of such stock option only. In each case, each annual equity bonus will be based on whether such bonus’s designated target or target percentage is certified as attained, as follows: (1) grant of 5,000 shares and vesting of the stock option as to 7,500 shares if the annual sales target is certified as attained; (2) grant of 5,000 shares and vesting of the stock option as to 7,500 shares if the annual gross profit target is certified as attained; (3) grant of 5,000 shares and vesting of the stock option as to 7,500 shares if the annual net profit target is certified as attained; (4) grant of 10,000 shares and vesting of the stock option as to 12,500 shares if 125% of the annual net profit target is certified as attained; (5) grant of 10,000 shares and vesting of the stock option as to 15,000 shares if 150% of the annual net profit target is certified as attained; and (6) vesting of the stock option as to 2,000 shares for every $100,000 by which net profit is certified as exceeding 150% the annual net profit target, up to a maximum of 50,000 shares.

All equity bonuses under the Browner Employment Agreement will be awarded under the Plan. The Plan provides that to the extent that equity bonuses of grants of common stock are designated Performance Compensation Awards (as defined by the Plan) by the Board or the Compensation Committee and to the extent that each fiscal year constitutes a Performance Period (as defined by the Plan), pursuant to the Plan, such awards must be granted as soon as administratively practicable following completion of the certification of the attainment of the performance conditions for such awards but in no event later than 2 1/2 months following the end of the fiscal year during which the respective Performance Period is completed. Otherwise, such grants will be considered Performance Shares (as defined by the Plan) and will be granted when certified by the Board or the Compensation Committee.

On February 15, 2024, in connection with the Company’s fiscal year 2023 executive bonus determinations, the Compensation Committee certified the attainment of the performance conditions under the Browner Agreement for the award of a $26,250 cash bonus, the grant of 5,000 shares of common stock, and the vesting of the stock option granted to Mr. Browner on April 14, 2023 as to 7,500 shares of common stock.

Under the Browner Employment Agreement, Mr. Browner will also be eligible for additional bonus amounts as determined by the Board or the Compensation Committee within its sole discretion. On March 19, 2025, the Compensation Committee approved a discretionary cash bonus of $25,000 to Mr. Browner. The bonus compensation was in addition to any cash bonus or other compensation that Mr. Browner may be entitled to or eligible for under the Browner Employment Agreement.

Mr. Browner will receive unlimited paid time off and paid public holidays, standard executive benefits, standard directors and officers indemnification and insurance coverage, and business-related expense reimbursements.

The initial term of the Browner Employment Agreement ended on April 14, 2025 and automatically extended for an additional year. The Browner Employment Agreement will automatically extend for an additional year each year unless one party gives 60 days’ notice before the end of the then-current term, unless terminated earlier in accordance with its terms as described below.

Mr. Browner’s employment is terminable with cause upon certain grounds by written notice, subject to a 30-day notice and cure period with respect to certain of these grounds for termination for cause. Mr. Browner may be terminated without cause upon 30 days’ written notice. Mr. Browner may terminate employment with good reason upon certain grounds, subject to a 30-day notice and cure period with respect to certain of these grounds that must begin within 10 days of Mr. Browner’s knowledge of the initial existence of the grounds for termination for good reason. The effect of Mr. Browner’s termination of the Browner Employment Agreement without complying with the requirements to terminate with good reason will be equivalent to termination with cause. Termination under any provision of the Browner Employment Agreement will generally result in the Company’s obligation to provide accrued and unpaid or pending cash, equity or other compensation. If the Company terminates Mr. Browner without cause or he terminates for good reason, and provided that Mr. Browner signs the general release and waiver annexed to the Browner Employment Agreement within 60 days, the Company will be required to pay the lesser of the number of months’ severance remaining under the term of the Browner Employment Agreement and either four months if the termination occurs during the first year of the term or three months if the termination occurs during the second year of the term, provided that Mr. Browner receives at least three months’ severance; reimburse Mr. Browner for the first 18 months of the premiums associated with Mr. Browner’s continuation of health insurance for Mr. Browner and his family pursuant to COBRA; and approve immediate vesting of any outstanding unvested equity awards granted to Mr. Browner during his employment and immediate lifting of all lockups and restrictions on sales or exercise of such awards. If the Company elects not to renew the Browner Employment Agreement, then the Company must pay three months’ severance and reimburse the first six months of the premiums associated with Mr. Browner’s continuation of health insurance for Mr. Browner and his family pursuant to COBRA. If Mr. Browner is terminated in the event of death or disability, then the Company must approve immediate vesting of any outstanding unvested equity awards granted to Mr. Browner during his employment and immediate lifting of all lockups and restrictions on sales or exercise of such awards. In addition, if the Company does not renew the term of the Browner Employment Agreement and Mr. Browner’s termination occurs within 90 days before or 12 months after a Change in Control (as defined by the Browner Employment Agreement), then, provided that Mr. Browner signs the general release and waiver annexed to the Browner Employment Agreement within 60 days, the Company must pay the same severance amount as described above in the event of a termination for cause or resignation for good reason; provide the same COBRA benefits as described above in the event of a termination for cause or resignation for good reason; and approve the immediate vesting of all equity awards held by Mr. Browner unless expressly provided otherwise by the governing documents for such awards.

The Browner Employment Agreement also contains general confidentiality and non-competition provisions. Mr. Browner’s stock option agreements and restricted stock award agreements contain certain non-competition and non-solicitation provisions pursuant to the standard forms of such agreements under the Plan.

Employment Agreement with Andrew Stranberg

Under our employment agreement with our Executive Chairman, Andrew Stranberg, dated July 13, 2021 and effective as of November 8, 2021 (the “Stranberg Employment Agreement”), Mr. Stranberg will receive an annual salary of $500,000, and Mr. Stranberg will be eligible for an annual cash bonus as determined by the Board of Directors. Pursuant to the Stranberg Employment Agreement, on November 12, 2021, we awarded Mr. Stranberg a stock option for the purchase of 400,000 shares of the Company’s common stock at an exercise price of $4.15 per share under a standard form of stock option agreement under the Plan. The stock option will vest over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance of the option (75%) vests monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month.

Mr. Stranberg will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance.

The initial term of the Stranberg Employment Agreement commenced on November 8, 2021 and ended on November 8, 2024. The Stranberg Employment Agreement automatically renewed for an additional one-year term at the end of the initial term, and will renew for an additional one-year term at the end of the current and each subsequent one-year term unless either party provides notice to the other 60 days prior to the end of the then-current term.

The Company may terminate Mr. Stranberg’s employment by giving at least 30 days' written notice. If we terminate Mr. Stranberg without cause or he resigns for good reason as provided under the Stranberg Employment Agreement, we must pay at least 24 months’ severance, reimbursement of Mr. Stranberg for the first 18 months of the premiums associated with Mr. Stranberg’s continuation of health insurance for Mr. Stranberg and his family pursuant to COBRA, and immediate vesting of any outstanding unvested equity granted to Mr. Stranberg during Mr. Stranberg's employment and immediate lifting of all lockups and restrictions on sales of such equity, or exercise of stock options. If we give notice of non-renewal of the Stranberg Employment Agreement with 60 days' notice, then, upon Mr. Stranberg's execution of a release, we must pay six months’ severance and reimburse the first six months of the premiums associated with Mr. Stranberg’s continuation of health insurance for him and his family pursuant to COBRA.

Mr. Stranberg is also subject to standard confidentiality and noncompetition provisions, and Mr. Stranberg’s stock option agreement contains certain non-competition and non-solicitation provisions pursuant to the standard form of such agreement under the Plan.

Previous Consulting Agreement with John Audibert and Josselin Capital Advisors, Inc.

Under the Consulting Agreement among the Company, John Audibert, and JCA, Mr. Audibert’s wholly-owned company, dated December 2, 2021 (the “Audibert Consulting Agreement”), which was in effect from December 2, 2021 until April 14, 2023, we agreed that, for a 27-month term, unless terminated earlier in accordance with its terms, we will receive the services of JCA and pay or grant JCA the compensation described below, and Mr. Audibert would continue to serve as our Vice President of Growth and Strategic Initiatives. We agreed to pay JCA a signing fee of $30,000, an annual fee of $100,000 and a monthly automobile bonus of $750. We agreed to grant JCA base restricted stock bonuses as follows: (i) 20,000 restricted shares of common stock, granted as of the agreement date, which vested on the three-month anniversary of the date of grant; (ii) 20,000 additional fully-vested shares of common stock to be granted on the six-month anniversary of the agreement date; and (iii) 20,000 additional fully-vested shares of common stock to be granted on the twelve-month anniversary of the agreement date. Due to an administrative oversight, we did not grant the 20,000 shares required to be granted to JCA on each of the six-month and twelve-month anniversaries of the agreement date as provided under the Audibert Consulting Agreement. JCA agreed to receive these grants in 2023. On April 14, 2023, the Compensation Committee approved the grants.

We also agreed to equity grants to JCA consisting of (i) the grant of an option which may be exercised to purchase 65,000 shares of common stock at the exercise price per share of $3.90 which will vest based on the attainment of the option’s performance conditions, and (ii) fully-vested restricted stock to be granted upon attainment of the same performance conditions, as follows: (a) 10,000 fully-vested restricted shares granted and the stock option vested as to 10,000 shares of common stock if our sales exceeded $21,000,000 combined for any two consecutive quarters or if our market capitalization exceeded $65,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the Audibert Consulting Agreement’s term; (b) 10,000 additional fully-vested restricted shares granted and the stock option vested as to 10,000 additional shares of common stock if our sales exceeded $25,000,000 combined for any two consecutive quarters or if our market capitalization exceeded $75,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the Audibert Consulting Agreement’s term; (c) 15,000 additional fully-vested restricted shares granted and the stock option vested as to 20,000 additional shares if our sales exceeded $37,500,000 combined for any two consecutive quarters or if our market capitalization exceeded $90,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the Audibert Consulting Agreement’s term; and (d) 25,000 additional fully-vested restricted shares granted and the stock option vested as to 25,000 additional shares if our sales exceeded $45,000,000 combined for any two consecutive quarters or if our market capitalization exceeded $180,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the Audibert Consulting Agreement’s term. “Sales” were determined by our audited or reviewed financial statements and according to U.S. GAAP. Our “market capitalization” was defined as the closing stock price of our common stock as reported by Nasdaq multiplied by the total shares of common stock outstanding as of 4:00 PM E.T. on the date that such closing stock price was determined as reported by our transfer agent. All such grants were subject to standard forms of stock option or restricted stock award agreements and the terms and conditions of the Plan. Pursuant to the Audibert Consulting Agreement, on December 2, 2021, the Company granted a stock option to JCA to purchase up to 65,000 shares of common stock subject to the vesting conditions described above. On March 11, 2022, the Compensation Committee determined that the performance conditions for the vesting of the option as to a total of 20,000 shares of common stock and to the issuance of 20,000 shares of common stock had been met, resulting in vesting of the option as to 20,000 shares and the issuance of 20,000 shares of common stock to JCA.

All equity bonuses under the Audibert Consulting Agreement were awarded under the Plan under a standard form of agreement under the Plan. The Plan provides that to the extent that equity bonuses of grants of common stock are designated Performance Compensation Awards (as defined by the Plan) by the Board or the Compensation Committee and to the extent that each fiscal year constitutes a Performance Period (as defined by the Plan), pursuant to the Plan, such awards must be granted as soon as administratively practicable following completion of the certification of the attainment of the performance conditions for such awards but in no event later than 2 1/2 months following the end of the fiscal year during which the respective Performance Period is completed. Otherwise, such grants will be considered Performance Shares (as defined by the Plan) and will be granted when certified by the Board or the Compensation Committee.

Upon the occurrence of a change in control during the Audibert Consulting Agreement’s term, whether or not JCA’s engagement is terminated, or upon JCA’s termination without cause, all restricted stock, stock option, stock appreciation right or similar awards granted to or pending grant to and held by JCA will immediately vest and no longer be subject to forfeiture, unless expressly provided otherwise in the governing documents for such awards. For each fiscal year completed during the Audibert Consulting Agreement’s term, JCA was also eligible to receive additional bonuses as determined by the Board. Both we and JCA were permitted to terminate the Audibert Consulting Agreement by giving at least 30 days’ written notice. If we or JCA terminated the Audibert Consulting Agreement without cause as provided under the Audibert Consulting Agreement, and JCA and Mr. Audibert delivered their signatures to the general release and waiver form annexed to the Audibert Consulting Agreement, we were required to make a $25,000 severance payment. JCA and Mr. Audibert were also subject to certain independent contractor, non-solicitation, confidentiality and non-interference provisions under the Audibert Consulting Agreement and JCA’s stock option agreement and restricted stock award agreement pursuant to the standard forms of such agreements under the Plan.

On June 29, 2023, the rights to all equity awards that had been granted to JCA under the Audibert Consulting Agreement were distributed or transferred to Mr. Audibert.

Amended and Restated Consulting Agreement with John Audibert and Josselin Capital Advisors, Inc.

On April 14, 2023, the Compensation Committee approved an Amended and Restated Consulting Agreement (the “A&R Audibert Consulting Agreement”) with John Audibert, the Company’s Vice President of Growth and Strategic Initiatives, and JCA, Mr. Audibert’s wholly-owned company, and was entered into as of the same date. The A&R Audibert Consulting Agreement amended and restated the Audibert Consulting Agreement. However, a stock option granted to JCA on December 2, 2021 under the Audibert Consulting Agreement and pursuant to the Plan, subsequently assigned to Mr. Audibert, remains outstanding. See “—Previous Consulting Agreement with John Audibert and Josselin Capital Advisors, Inc.” for the terms of this stock option.

Under the A&R Audibert Consulting Agreement, JCA will continue to provide services to the Company in connection with Mr. Audibert’s position as an executive officer of the Company for a 24-month term, unless terminated earlier in accordance with its terms as described below. JCA will receive an annual fee of $200,000 and a monthly automobile bonus of $750.

For each fiscal year during the term of the A&R Audibert Consulting Agreement, JCA will receive up to six equity bonuses depending on the Board of Directors’ or the Compensation Committee’s certification of the Company’s attainment of the performance conditions provided for such bonuses to be granted in the agreement. The performance conditions will be based on an annual sales target and an annual net profit target. Each target will be set by the Board, the Compensation Committee, or an executive officer or other party delegated with such authority other than Mr. Audibert, for the applicable fiscal year. Each target will generally be measured against the audited U.S. GAAP-compliant financial statements of the Company for that year, except that net profit or the equivalent item will be adjusted to exclude expenses related to annual bonus payments to the Company’s executive officers or members of its management team. The annual targets for fiscal year 2023 for purposes of the A&R Audibert Consulting Agreement were determined by the Compensation Committee to be $72,000,000 for the annual sales target and $1,080,000 for the net profit target. The annual targets for fiscal year 2024 for purposes of the A&R Audibert Consulting Agreement were determined not to have been met in any respect.

Each fiscal year during the term of the A&R Audibert Consulting Agreement, JCA will be granted restricted common stock with performance conditions for vesting in the number of shares of restricted stock equal to $80,000 divided by the closing price of the common stock on The Nasdaq Capital Market tier of Nasdaq on the grant date. Each restricted stock grant will vest as to the amounts described below upon certification by the Board or the Compensation Committee of attainment of the respective performance targets. For the first term year, the A&R Audibert Consulting Agreement provided that the restricted stock’s grant date would be the date of the agreement and the number of shares would be based on the closing price of the common stock on The Nasdaq Capital Market on the later of that date or the date of the approval of the grant by the Board or the Compensation Committee. For the subsequent year, the restricted stock will be granted at the beginning of the fiscal year upon approval of the Board or the Compensation Committee and will be equal to $80,000 divided by the closing price of the common stock on The Nasdaq Capital Market on the anniversary of the date of the agreement, or as otherwise determined by the Board or Compensation Committee. On April 14, 2023, JCA was granted 46,511 shares of restricted common stock and such amount was accepted by JCA as the restricted stock grant provided for by the A&R Audibert Consulting Agreement for the initial year of the term of the agreement.

In addition, on the date of the A&R Audibert Consulting Agreement and at the beginning of each subsequent fiscal year during the term of the agreement, JCA will be granted a stock option to purchase the maximum number of shares subject to approval of the Board or the Compensation Committee and the equity bonus performance conditions to vesting described below. Accordingly, on April 14, 2023, the Company granted JCA a stock option for the purchase of 180,000 shares of common stock at an exercise price of $1.72 per share, which provided that it would vest and become exercisable upon certification of attainment of the applicable targets set by the Board or the Compensation Committee in accordance with the equity bonus terms described below. Due to the non-attainment of the applicable targets, this option became non-vesting and non-exercisable. On January 1, 2024, the Company granted Mr. Audibert a second stock option for the purchase of 180,000 shares of common stock at an exercise price of $1.48 per share, which vests and becomes exercisable upon certification of attainment of the applicable targets set by the Board or the Compensation Committee in accordance with the equity bonus terms described below.

On June 29, 2023, the rights to all equity awards that had been granted to JCA and rights to equity awards that may be granted to JCA under the A&R Consulting Agreement were distributed or transferred to Mr. Audibert. The Company, Mr. Audibert and JCA agreed to make any future awards under the A&R Consulting Agreement to Mr. Audibert directly.

Each fiscal year during the term of the A&R Audibert Consulting Agreement, JCA will also be granted fully-vested common stock upon, and in an amount based on, the Board’s or the Compensation Committee’s certification of attainment of the applicable targets in accordance with the equity bonus terms described below.

Two of the equity bonuses will consist of the vesting of a percentage of the restricted stock granted each year under the A&R Audibert Consulting Agreement based on the percentage of the annual sales target that is certified as attained, the percentage of the net profit target that is certified as attained, or both. The restricted stock will vest based on the certification of attainment of the annual sales target as follows: (a) vesting of 5% of the restricted stock if 95% of the annual sales target is certified as attained; (b) 20% of the restricted stock if 100% of the annual sales target is certified as attained; (c) 30% of the restricted stock if 110% of the annual sales target is certified as attained; or (d) 40% of the restricted stock if 120% of the annual sales target is certified as attained. The restricted stock will also vest based on the certified attainment of the annual net profit target as follows: (a) vesting of 7.5% of the restricted stock if 95% of the annual net profit target is certified as attained; (b) 30% of the restricted stock if 100% of the annual net profit target is certified as attained; (c) 45% of the restricted stock if 110% of the annual net profit target is certified as attained; or (d) 60% of the restricted stock if 120% of the annual net profit target is certified as attained.

Two of the other equity bonuses will consist of the grant of fully-vested shares of common stock and the vesting of a portion of the stock option granted each year under the A&R Audibert Consulting Agreement, and two of the other equity bonuses will consist of the vesting of a portion of such stock option only, in each case based on whether each bonus’s designated target or target percentage is certified as attained, as follows: (1) grant of 8,000 shares and vesting of the stock option as to 40,000 shares if the annual sales target is certified as attained; (2) grant of 12,000 shares and vesting of the stock option as to 40,000 shares if the annual net profit target is certified as attained; (3) vesting of the stock option as to 50,000 shares if 125% of the annual net profit target is certified as attained; and (4) vesting of the stock option as to 50,000 shares if 150% of the annual net profit target is certified as attained.

All equity bonuses under the A&R Audibert Consulting Agreement have been or will be awarded under standard forms of award agreements under the Plan. The Plan provides that to the extent that equity bonuses of grants of common stock are designated Performance Compensation Awards (as defined by the Plan) by the Board or the Compensation Committee and to the extent that each fiscal year constitutes a Performance Period (as defined by the Plan), pursuant to the Plan, such awards must be granted as soon as administratively practicable following completion of the certification of the attainment of the performance conditions for such awards but in no event later than 2 1/2 months following the end of the fiscal year during which the respective Performance Period is completed. Otherwise, such grants will be considered Performance Shares (as defined by the Plan) and will be granted when certified by the Board or the Compensation Committee.

Under the A&R Audibert Consulting Agreement, JCA will also be eligible for additional bonus amounts as determined by the Board or the Compensation Committee within its sole discretion. JCA will provide services under the A&R Audibert Consulting Agreement as an independent contractor. JCA and Mr. Audibert will not receive employee or executive benefits. JCA and Mr. Audibert will be solely responsible for any business-related expenses.

On February 15, 2024, in connection with the Company’s fiscal year 2023 executive bonus determinations, the Compensation Committee certified the attainment of the performance conditions under the A&R Audibert Consulting Agreement for the vesting of 2,339 shares of 46,511 shares of restricted stock initially granted to JCA on April 14, 2023. In accordance with the above, the initial grant of 46,511 shares of restricted stock to JCA on April 14, 2023 was cancelled and 2,339 shares were issued to Mr. Audibert. In addition, the Compensation Committee awarded discretionary bonuses of a cash bonus of $10,000 to JCA, the grant of an additional 2,661 shares of common stock to Mr. Audibert, and the grant of an option to purchase 7,500 shares of common stock to Mr. Audibert at an exercise price of $1.55 per share.

On March 19, 2025, the Compensation Committee approved a discretionary cash bonus of $25,000 to Mr. Audibert. The bonus compensation was in addition to any cash bonus or other compensation that Mr. Audibert may be entitled to or eligible for under the A&R Audibert Consulting Agreement.

Upon the occurrence of a Change in Control (as defined by the A&R Audibert Consulting Agreement) during the A&R Audibert Consulting Agreement’s term, whether or not JCA’s engagement is terminated, or upon JCA’s termination without cause, all restricted stock, stock option, stock appreciation right or similar awards granted to or pending grant to and held by JCA will immediately vest and will no longer be subject to forfeiture, unless expressly provided otherwise in the governing documents for such awards. Either the Company or JCA may terminate the A&R Audibert Consulting Agreement for material breach and failure to cure such breach within 15 days of receipt of notice by the non-breaching party. Both the Company and JCA may terminate the A&R Audibert Consulting Agreement without cause by giving at least 30 days’ written notice. Termination under any provision of the A&R Audibert Consulting Agreement will generally result in the Company’s obligation to provide accrued and unpaid or pending cash, equity or other compensation. If the Company or JCA terminates the agreement without cause as provided under the A&R Audibert Consulting Agreement, and JCA and Mr. Audibert then deliver their signatures to the general release and waiver form annexed to the A&R Audibert Consulting Agreement within 60 days, then the Company must pay JCA a $50,000 fee.

JCA and Mr. Audibert are also subject to general confidentiality and non-interference provisions under the A&R Audibert Consulting Agreement and general non-competition and non-solicitation provisions in JCA’s stock option agreement and restricted stock award agreement pursuant to the standard forms of such agreements under the Plan.

Employment Agreement with Ian Wall

The Company and Ian Wall, its Chief Information Officer, are parties to an employment letter agreement, dated as of December 11, 2023 (the “Wall Employment Agreement”). Under the Wall Employment Agreement, Mr. Wall will receive an initial annual base salary of $265,000 and potential salary and annual bonus increases in future years based on the successful achievement of personal and business-related goals. Mr. Wall will receive a monthly automobile and cellular phone allowance of up to $750. Mr. Wall also received a signing bonus of a stock option to purchase 15,000 shares of common stock which vested immediately as to one-third and will vest as to each remaining third each subsequent year subject to its terms and conditions. On January 29, 2024, Mr. Wall was awarded the option to purchase the shares at an exercise price of $1.46 per share.

Mr. Wall will receive an annual cash bonus based on three performance targets relating to the Company’s results of operations. The bonus targets are weighted 10% to sales, 50% to gross profit, and 40% to net profit. The bonus will equal each bonus target’s weight percentage multiplied by (i) 5% of base salary if 95% of the target is met, (ii) 20% of base salary if 100% of the target is met, (iii) 30% if 110% of the target is met; or (iv) 40% if 120% of the target is met. The performance targets for 2024 were $87,500,000 sales, $26,250,000 gross profit, and $1,312,500 net profit. The performance targets for fiscal year 2024 for purposes of the Wall Employment Agreement were determined not to have been met in any respect. Mr. Wall may receive this cash bonus without the related target performance at the discretion of the Chief Executive Officer upon approval of the Compensation Committee.

In addition, Mr. Wall will receive an annual stock option bonus to purchase 100,000 shares each year with an exercise price equal to the stock price at the time of issuance. The annual stock option bonus will vest based on the same annual performance targets set for the annual cash bonus for that year, as follows: (i) If the sales target is met, the option will vest as to 15,000 shares; (ii) if the gross profit target is met, the option will vest as to 15,000 shares; (iii) if the net profit target is met, the option will vest as to 15,000 shares; (iv) if 125% of the net profit target is met, the option will vest as to 25,000 shares; and (v) if 150% of the net profit target is met, the option will vest as to 30,000 shares.

All equity bonuses under the Wall Employment Agreement will be awarded under the Plan. The Plan provides that to the extent that equity bonuses of grants of common stock are designated Performance Compensation Awards (as defined by the Plan) by the Board or the Compensation Committee and to the extent that each fiscal year constitutes a Performance Period (as defined by the Plan), pursuant to the Plan, such awards must be granted as soon as administratively practicable following completion of the certification of the attainment of the performance conditions for such awards but in no event later than 2 1/2 months following the end of the fiscal year during which the respective Performance Period is completed. Otherwise, such grants will be considered Performance Shares (as defined by the Plan) and will be granted when certified by the Board or the Compensation Committee.

Mr. Wall is entitled to severance benefits equal to four months’ salary if terminated without Cause (as defined in the Wall Employment Agreement) during the first year of employment and two months’ salary if terminated during the second year of employment. Mr. Wall will be offered certain health care, dental, life insurance, disability, and retirement benefits. Mr. Wall will receive unlimited vacation days encompassing vacation, personal and sick days, subject to two weeks’ notice and approval whenever possible.

After the first year of employment, all cash and equity bonus compensation goals and bonus figures will be reviewed. Benchmarks and bonus percentages will be adjusted each year based on changing business factors.

The Wall Employment Agreement and Mr. Wall’s equity award agreements have general non-solicitation provisions but do not have non-competition provisions. Mr. Wall is also subject to a standard non-disclosure requirement under the Wall Employment Agreement.

Mr. Wall has executed the Company’s standard Indemnification Agreement with officers and directors. Mr. Wall is covered by the Company’s directors and officers insurance policy as an executive officer.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew Shape	249,604	(1)	74,206	(1)	—	$4.15	11/11/2031	—		$—	—	$—
Andrew Stranberg	308,333	(2)	91,667	(2)	—	$4.15	11/11/2031	—		$—	—	$—
Ian Wall	5,000	(3)	10,000	(3)	—	$1.46	1/1/2034	—	(4)	$—	—	$—

(1)	On November 12, 2021, Andrew Shape was granted an option to purchase 323,810 shares of common stock. The option is subject to vesting over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance (75%) vesting monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month.

(2)	On November 12, 2021, Andrew Stranberg was granted an option to purchase 400,000 shares of common stock. The option is subject to vesting over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance (75%) vesting monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month.

(3)	On January 2, 2024, Ian Wall was granted an option to purchase 15,000 shares of common stock. The option vested as to 5,000 shares of common stock upon grant and was subject to vesting as to 5,000 shares of common stock on each of January 2, 2025 and January 2, 2026.

(4)	On January 2, 2024, Ian Wall became entitled to awards of options to purchase up to 100,000 shares of common stock subject to performance-based conditions, which had not been met as of December 31, 2024.

Stran & Company, Inc. Amended and Restated 2021 Equity Incentive Plan

On September 14, 2021, we established the Stran & Company, Inc. Amended and Restated 2021 Equity Incentive Plan. The purpose of the Plan is to grant restricted stock, stock options and other forms of incentive compensation to our officers, employees, directors and consultants. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan is 3,000,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. As of December 31, 2024, 1,077,205 shares remained available for issuance under the Plan, including shares not otherwise reserved for outstanding stock options issued under the Plan.

Summary of Principal Features of the Plan

Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, and (f) Performance Compensation Awards, each as defined by the Plan. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our common stock and the award holder’s continuing service with the Company.

Stock options give the option holder the right to acquire from us a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price generally will not be less than the market price of the common stock on the date of grant. Stock options granted may be either Incentive Stock Options or Non-qualified Stock Options.

Stock Appreciation Rights, or SARs, may be granted alone or in tandem with options, and have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the fair market value of the shares on the date of exercise and the exercise price of the shares under the SAR. The exercise price for SARs is normally the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment — the appreciation value — either in cash or shares of common stock valued at the fair market value on the date of exercise. The form of payment will be determined by the administrator.

Restricted Awards are awards of shares of common stock or rights to shares of common stock to participants at no cost. Restricted Stock (as defined by the Plan) represents issued and outstanding shares of common stock which may be subject to vesting criteria under the terms of the award within the discretion of the administrator. Restricted Stock Units (as defined by the Plan) represent the right to receive shares of common stock which may be subject to satisfaction of vesting criteria under the terms of the award within the discretion of the administrator. Restricted Stock and the rights under Restricted Stock Units are forfeitable and non-transferable until they vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

The Plan also provides for Performance Compensation Awards, representing the right to receive a payment, which may be in the form of cash, shares of common stock, or a combination, based on the attainment of pre-established goals.

Principal Features of the Plan

Purposes of the Plan: The purposes of the Plan are (a) to enable the Company and any affiliate company to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-term success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.

Administration of the Plan: The Plan is administered by the Compensation Committee. In this summary, we refer to the Compensation Committee as the administrator. Among other things, the administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The administrator has authority to establish, amend and rescind rules and regulations relating to the Plan.

Eligible Recipients: Persons eligible to receive awards under the Plan are employees (including officers or directors who are also treated as employees); consultants, i.e., individuals engaged to provide consulting or advisory services to the Company; and directors.

Shares Available Under the Plan: The maximum number of shares of our common stock that may be delivered to participants under the Plan is 3,000,000, subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the Plan which is canceled, forfeited or expires again become available for grants under the Plan. However, shares tendered in payment of an option, delivered or withheld by the Company to satisfy any tax withholding obligation, or covered by a stock-settled SAR or other awards that were not issued upon the settlement of the award will not again become available for grant under the Plan.

Stock Options

General. Subject to the provisions of the Plan, the administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any Incentive Stock Option awarded may not be less than the fair market value of the shares on the date of grant. However, Incentive Stock Option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions of the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the administrator, by actual or constructive delivery of shares of common stock based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of Incentive Stock Options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with the Company or an affiliate company terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

Incentive Stock Options and Non-Qualified Stock Options. As described elsewhere in this summary, an Incentive Stock Option is an option that is intended to qualify under certain provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for more favorable tax treatment than applies to Non-qualified Stock Options. Only employees may be granted Incentive Stock Options. Any option that does not qualify as an Incentive Stock Option will be a Non-qualified Stock Option. Under the Code, certain restrictions apply to Incentive Stock Options. For example, the exercise price for Incentive Stock Options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an Incentive Stock Option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no Incentive Stock Option may be granted to a holder that is first exercisable in a single year if that option, together with all Incentive Stock Options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights. Awards of SARs may be granted alone or in tandem with stock options. SARs provide the holder with the right, upon exercise, to receive a payment, in cash or shares of stock, having a value equal to the excess of the fair market value on the exercise date of the shares covered by the award over the exercise price of those shares. Essentially, a holder of a SAR benefits when the market price of the common stock increases, to the same extent that the holder of an option does, but, unlike an option holder, the SAR holder need not pay an exercise price upon exercise of the award.

Restricted Stock. Restricted Stock is a grant of shares of common stock. These awards may be subject to such vesting conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals. Restricted Stock is forfeitable and generally non-transferable until it vests. The vesting date or dates and other conditions for vesting are established when the shares are awarded. The administrator may remove any vesting or other restrictions from Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant, such action is appropriate. Holders of Restricted Stock otherwise generally have the rights of stockholders of the Company, including voting and dividend rights, to the same extent as other stockholders of the Company.

Restricted Stock Units. A Restricted Stock Unit is a right to receive stock on a future date, at which time the Restricted Stock Unit will be settled and the stock to which it granted rights will be issued to the Restricted Stock Unit holder.  These awards may be subject to such vesting conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Restricted Stock Units are forfeitable and generally non-transferable until they vest. The administrator may remove any vesting or other restrictions from a Restricted Stock Unit whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant, such action is appropriate. A Restricted Stock Unit holder has no rights as a stockholder. The administrator may exercise discretion to credit a Restricted Stock Unit with cash and stock dividends, with or without interest, and distribute such credited amounts upon settlement of a Restricted Stock Unit, and if the Restricted Stock Unit is forfeited, such dividend equivalents will also be forfeited.

Performance Share Awards and Performance Compensation Awards. The administrator may grant Performance Share Awards and Performance Compensation Awards. A Performance Share Award means the grant of a right to receive a number of actual shares of common stock or share units based upon the performance of the Company during a performance period, as determined by the administrator. The administrator may determine the number of shares subject to the Performance Share Award, the performance period, the conditions to be satisfied to earn an award, and the other terms, conditions and restrictions of the award. No payout of a Performance Share Award will be made except upon written certification by the administrator that the minimum threshold performance goal(s) have been achieved.

The administrator may also designate any of the other awards described above as a Performance Compensation Award (other than stock options and SARs granted with an exercise price equal to or greater than the fair market value per share of common stock on the grant date). In addition, the administrator shall have the authority to make an award of a cash bonus to any participant and designate such award as a Performance Compensation Award. The participant must be employed by the Company on the last day of the performance period to be eligible for payment in respect of a Performance Compensation Award unless otherwise provided in the applicable award agreement. A Performance Compensation Award will be paid only to the extent that the administrator certifies in writing whether and the extent to which the applicable performance goals for the performance period have been achieved and the applicable performance formula determines that the Performance Compensation Award has been earned. A performance formula means, for a performance period, the one or more objective formulas applied against the relevant performance goal to determine, with regard to the Performance Compensation Award of a particular participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the performance period. The administrator will not have the discretion to grant or provide payment in respect of a Performance Compensation Award for a performance period if the performance goals for such performance period have not been attained.

The administrator will establish performance goals for each Performance Compensation Award based upon the performance criteria that it has selected. The performance criteria shall be based on the attainment of specific levels of performance of the Company and may include the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total stockholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; (v) completion of acquisitions or business expansion; (w) achieving research and development goals and milestones; (x) achieving product commercialization goals; and (y) other criteria as may be set by the administrator from time to time.

The administrator will also determine the performance period for the achievement of the performance goals under a Performance Compensation Award. At any time during the first 90 days of a performance period (or such longer or shorter time period as the administrator shall determine) or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator deems appropriate.

In determining the actual size of an individual Performance Compensation Award, the administrator may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The administrator shall not have the discretion to (i) grant or provide payment in respect of Performance Compensation Awards if the performance goals have not been attained or (ii) increase a Performance Compensation Award above the maximum amount payable under the Plan.

Other Material Provisions. Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to the capitalization of our company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator generally has the power to accelerate the exercise or vesting period of an award. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting or payment of the value of the award in cash or stock. Except as otherwise determined by the administrator at the date of grant, awards will generally not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, to the extent provided by the terms of an award agreement and subject to the discretion of the administrator, a participant may satisfy any employee withholding tax requirements relating to the exercise or acquisition of common stock under an award by tendering a cash payment authorizing the Company to withhold shares of common stock otherwise issuable to the participant as a result of the exercise or acquisition of common stock under the award (in addition to the Company’s right to withhold from any compensation paid to the participant by the Company). The board of directors has the authority, at any time, to discontinue the granting of awards. The board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment to the Plan will be made, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable securities exchange, or such alteration or amendment would change the number of shares available under the Plan or change the persons eligible for awards under the Plan. No amendment to an outstanding award made under the Plan that would adversely affect the award may be made without the consent of the holder of such award.

Clawback Policy

On November 2, 2023, the Board adopted the Company’s Clawback Policy in accordance with applicable Nasdaq rules (the “Clawback Policy”). The Clawback Policy provides that we will recover reasonably promptly the amount of erroneously awarded incentive-based compensation to any current or former executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. A copy of the Clawback Policy is filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC on April 14, 2025.

Pursuant to Rule 10D-1(b) of the Exchange Act, Nasdaq Listing Rule 5608, and the Clawback Policy, the Company conducted a recovery analysis of incentive-based compensation received by its executive officers and that was subject to recovery, to ascertain whether any adjustments were required as a result of the error corrections to the Company’s financial results during the year that are described in Note B to the financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2023 as with the SEC on January 22, 2025. The recovery analysis concluded that no adjustments to executive compensation were required because the error corrections did not impact any of the measures by which the Company compensated its executives with respect to the compensation received by its executive officers and subject to recovery.

Director Compensation

For a discussion of compensation to our non-employee directors during the fiscal year ended December 31, 2024, see “Board of Directors and Corporate Governance – Director Compensation”.

On June 20, 2025, the Company entered into an Independent Director Agreement, dated as of June 20, 2025, with each of Mark Charles Adams, Alan Chippindale, and Sarah L. Cummins, and on July 8, 2025, the Company entered into an Independent Director Agreement, dated as of July 8, 2025, with Brian M. Posner (the “2025 Independent Director Agreements”). Pursuant to the 2025 Independent Director Agreements, the Company will pay each of Mr. Adams, Mr. Chippindale, Ms. Cummins, and Mr. Posner $20,000 annually in cash for services as an independent director and $6,000 annually in cash for services as chairman of either the Audit Committee or the Compensation Committee. On June 20, 2025, the Company granted each of Mr. Adams, Mr. Chippindale, and Ms. Cummins 9,449 restricted shares of common stock, and on July 8, 2025 the Company granted Mr. Posner 8,904 restricted shares of common stock. On each anniversary of the date of each respective 2025 Independent Director Agreement during its term, the Company will grant a number of restricted shares of common stock valued at $12,000 based on the average of the volume-weighted average prices of the Company’s common stock for the 30 trading days immediately preceding the date of grant. The restricted stock grants will vest in four equal quarterly installments beginning on the last day of the first full calendar quarter following the date of grant. In addition, on June 20, 2025 the Company granted each of Mr. Adams, Mr. Chippindale, and Ms. Cummins, and on July 8, 2025 the Company granted Mr. Posner, a stock option to purchase 10,000 shares of common stock with an exercise price based on the average of the volume-weighted average prices of the Company’s common stock for the 30 trading days immediately preceding the date of grant, vesting in four equal quarterly installments beginning on the last day of the first full calendar quarter following the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2023 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Transactions with Non-Employee Director Related Persons

Transaction with Innovative Genetics Inc. (Alejandro Tani)

Alejandro Tani, a former director of the Company, and the former chairman of the Company’s Nominating and Corporate Governance Committee and a former member of the Compensation Committee and the Audit Committee, is the Chief Executive Officer, Chief Information Officer, and majority owner of Innovative Genetics Inc. (“Innovative Genetics”). Under a Branded Packaging Agreement between Innovative Genetics and the Company, dated as of March 6, 2023 (the “Innovative Genetics Packaging Agreement”), Innovative Genetics granted the Company a limited, non-exclusive, revocable license to use Innovative Genetics’ logos, trade names and trademarks on apparel and promotional products as branded products for sale to Innovative Genetics and Innovative Genetics-authorized persons. The branded products must meet Innovative Genetics’ quality standards. Innovative Genetics will pay the Company within 90 days after the date of an invoice under the agreement, subject to the Company’s credit policies and procedures and discretionary right to modify payment or credit. Each statement of work under the Innovative Genetics Packaging Agreement must have a personal guaranty stating that Innovative Genetics’ principal will pay any invoices related to that statement of work regardless of financial stability of Innovative Genetics. All products and services provided to Innovative Genetics and any services that Innovative Genetics may provide to the Company in exchange for such products and services under the Innovative Genetics Packaging Agreement will be based on a commercial relationship and any such services will include only non-advisory services. The Innovative Genetics Packaging Agreement does not contemplate any accounting, consulting, legal, investment banking or financial advisory services. The Innovative Genetics Packaging Agreement will terminate upon 90 days’ written notice to the other party.

Under Statement of Work No. 1 under the Innovative Genetics Packaging Agreement, effective as of March 6, 2023 (the “Innovative Genetics SOW”), the Company will provide Innovative Genetics with branded packaging products from various factories located in China, finance the cost to manufacture that packaging, and import/transport those goods into one location in the United States where Innovative Genetics will then co-pack, sell, and distribute the final product itself. The Company will only deliver the packaging to Innovative Genetics and will not touch or be involved in the co-packing, distribution, or any other matter related to the final product, which will include cannabis. The Company will invoice Innovative Genetics upon delivery of each shipment. In connection with the foregoing, the Company will purchase products from various factories, pay them directly, and subsequently charge Innovative Genetics the prices following an outline set forth in the Innovative Genetics SOW. The Innovative Genetics SOW will not require the Company to, and the Company will not, make any payments to Innovative Genetics in connection with this SOW, including any extensions of credit involving any payments to Innovative Genetics. The total amount to be charged to Innovative Genetics under the Innovative Genetics SOW will be $1,159,331, related shipping costs with a 15% markup, and duties, taxes, or tariffs will be charged at cost. The Company will not be a participant in any transaction involving the packaging, sale or distribution of the final product.

In connection with the Innovative Genetics SOW, Mr. Tani executed a Guaranty, dated as of March 6, 2023, in favor of and for the benefit of the Company (the “Tani Guaranty”). Under the Tani Guaranty, Mr. Tani guaranteed the payment of all obligations of Innovative Genetics under the Innovative Genetics Packaging Agreement and Innovative Genetics SOW. The Tani Guaranty contains other standard provisions for a personal guaranty, including standard waivers of defenses to payment obligations, reinstatement in the event that any payment must be returned to Innovative Genetics, non-exercise of subrogation rights against Innovative Genetics or any other guarantor until all payments required under the Innovative Genetics SOW have been made, subordination of any debts against Innovative Genetics to the obligations of Innovative Genetics to the Company under the SOW, and payment of any reasonable expenses of the Company, including attorneys’ fees and legal expenses, which the Company may incur in enforcing its rights under the Innovative Genetics SOW or the Tani Guaranty.

As of December 31, 2024, the balance owed by Innovative Genetics under the Innovative Genetics SOW was $1,001,000, in addition to related shipping costs with a 30% markup, and duties, taxes, or tariffs at cost. 8% annual interest began to accrue on the balance for past due payment status as of December 31, 2024.

As of December 31, 2024, the approximate dollar value of Mr. Tani’s interest in the transaction described above was $1,001,000. In addition, accrued annual interest of 8% for past due payment status, related shipping costs with a 30% markup, and duties, taxes, or tariffs at cost will be the responsibility of Mr. Tani as guarantor of Innovative Genetics’ payment obligations and a potential debtor to the Company pursuant to the Tani Guaranty. The payments by Innovative Genetics in the current or any of the past three fiscal years do not exceed 5% of our consolidated gross revenues for that year, or $200,000, whichever is more.

Transactions with Engage and Excel Enterprises Inc. (Alan Chippindale)

Alan Chippindale, a director of the Company, the chairman of the Compensation Committee, and a member of the Company’s Nominating and Corporate Governance Committee, is the President of Engage & Excel. In 2024, we paid Engage & Excel $7,500 for recruiting fees and $18,848 for consulting fees relating to the T R Miller assets acquisition. In 2023, we paid Engage & Excel $17,500 for recruiting fees and $20,000 for consulting fees relating to the T R Miller assets acquisition. We also agreed to pay Engage & Excel 1.5% of the contribution margin of the T R Miller assets for two years, paid annually. The fees paid or that we have agreed to pay to Engage & Excel for consulting services to date have totaled less than $200,000. The board of directors has determined that Mr. Chippindale remains eligible under Nasdaq rules to serve as an “independent director” of the Company and as a member and chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.

Transactions with Kapstone Partners, LLC (Sarah L. Cummins)

On June 28, 2023, the Company entered into a Statement of Work #2 (“SOW #2”) with Kapstone Partners, LLC (“Kapstone”). On October 3, 2023, the Company entered into a Statement of Work #3 (“SOW #3”) with Kapstone. Each of SOW #2 and SOW #3 provided for Kapstone to provide certain sales and operational consulting services to the Company. Each of the SOW #2 and the SOW #3 provided for three grants of $5,000 worth of shares of common stock upon delivery of the items respectively designated for each of such grants to, among other individuals, Sarah L. Cummins, who was elected as a director of the Company on June 20, 2025. The services provided under the SOW #2 occurred during the period starting on or around July 1, 2023 and ending on or around September 30, 2023, and the services provided under the SOW #3 occurred during the period starting on or around October 1, 2023 and ending on or around December 31, 2023. The Company determined that all of the items respectively designated for delivery of each grant were delivered. On January 29, 2024, 23,043 shares of common stock were awarded to Cummins under the Plan, which was the number equal to the sum of the quotient of $15,000 divided by the volume-weighted average price of the common stock from 9:30:01 a.m. Eastern Time on July 3, 2023 to 12:52:29 P.M. Eastern Time on September 29, 2023 and the quotient of $15,000 divided by the volume-weighted average price of the common stock from 9:35:38 a.m. Eastern Time on October 2, 2023 to 3:06:24 p.m. Eastern Time on December 29, 2023 (($15,000/$1.2957) + ($15,000/$1.3081)).

Open-Market Purchases of Common Stock by Related Persons

On June 23, 2023, Alan Chippindale, a director of the Company, purchased 8,000 shares of common stock on the open market at $1.4667 per share.

On August 28, 2023, Andrew Stranberg, Executive Chairman, Secretary, Treasurer, and a director of the Company, purchased 10,560 shares of common stock on the open market at $1.0995 per share.

On June 30, 2023, Mr. Stranberg purchased 9,934.436 shares of common stock on the open market at $1.5099 per share.

On June 29, 2023, Mr. Stranberg purchased 2,695.707 shares of common stock on the open market at $1.4838 per share.

On June 27, 2023, John Audibert, Vice President of Growth and Strategic Initiatives, purchased 3,250 shares of common stock on the open market at $1.4723 per share.

On September 7, 2023, Ashley L. Marshall, a former director of the Company, purchased 760 shares of common stock on the open market at $1.26 per share.

ADDITIONAL INFORMATION

Other Matters

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

Stockholder Communications

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more officers of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

Deadlines For Stockholder Proposals and Universal Proxy Notice for the 2026 Annual Meeting

If you wish to have a proposal included in our proxy statement for the 2026 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received no later than February 5, 2026,  unless the 2026 Annual Meeting date is held prior to June 25, 2026 or after August 24, 2026, in which case the proposal may be submitted a reasonable time before the Company begins to print and send its proxy materials for the 2026 Annual Meeting. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement. The proposal must also comply with the other requirements for stockholder proposals under Rule 14a-8 under the Exchange Act in order for it to be required to be included in our proxy statement for the 2026 Annual Meeting. In addition, if you do not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal.

The Bylaws provide that, except as otherwise described below, for any proposal or any director nomination that is not included in the Company’s proxy statement for the 2026 Annual Meeting to be brought by a stockholder before the 2026 Annual Meeting, notice of the proposal or nomination must be received not earlier than March 27, 2026  and not later than the close of business on April 26, 2026, unless the 2026 Annual Meeting is held prior to June 25, 2026 or after August 24, 2026, in which case it must be submitted no earlier than the date that is 120 days prior to the 2026 Annual Meeting date and no later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting date or the 10th day following the day on which public announcement of the 2026 Annual Meeting date is first made. In the event that the number of directors to be elected to the Board of Directors at the 2026 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company by April 16, 2026,  a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered by the tenth day following the day on which such public announcement is first made by the Company. The stockholder proposal or nomination will need to comply with the other requirements of the Bylaws in order to be brought before the 2026 Annual Meeting. If you do not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination.

To comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must postmark or transmit electronically a notice to the Company in writing, setting forth the information required by Rule 14a-19(b) under the Exchange Act, no later than May 26 , 2026, unless the 2026 Annual Meeting is held prior to June 25, 2026 or after August 24, 2026, in which case the notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company in a press release or filing with the SEC, unless the information required by Rule 14a-19(b) under the Exchange Act has been provided in a preliminary or definitive proxy statement previously filed by such person. Unless otherwise required by law, if any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Company will disregard any proxies or votes solicited for such person’s nominees. Upon request by the Company, if any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such person shall deliver to the Company, no later than five business days prior to the 2026 Annual Meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

Unless the Company makes a public announcement of a different address to which stockholder proposals or the notice required by Rule 14a-19(b) of the Exchange Act shall be submitted, any stockholder proposals or notices pursuant to Rule 14a-19(b) must be submitted in writing by mailing them to: Stran & Company, Inc., Attn: Secretary, 500 Victory Road, Suite 301, Quincy, MA 02171.

ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person solicited by this proxy statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this proxy statement. A copy of our Annual Report on Form 10-K, with any amendments, is also made available on our website at https://ir.stran.com after it is filed with the SEC.

By Order of the Board of Directors
July 11, 2025

/s/ Andrew Stranberg
Executive Chairman, Secretary and Treasurer

STRAN & COMPANY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS COMBINED 2024 AND 2025 ANNUAL MEETING OF STOCKHOLDERS – JULY 25, 2025 AT 1:00 PM EST TIME CONTROL ID: REQUEST ID: The undersigned stockholder of STRAN & COMPANY, INC . , a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated July 11 , 2025 , and hereby constitutes and appoints Mr . Andrew Shape, the Company’s President and Chief Executive Officer, and Mr . David Browner, the Company’s Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s common stock which the undersigned is entitled to vote at the Combined 2024 and 2025 Annual Meeting of Stockholders to be held on July 25 , 2025 (the “Annual Meeting”), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the matters described below . (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) VOTING INSTRUCTIONS If you vote by phone, fax or Internet, please DO NOT mail your proxy card. MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope. Complete the reverse portion of this Proxy Card and Fax to 202 - 521 - 3464. FAX: INTERNET: h t t p s : / / w w w . i p ro x y d i r e c t . c o m/ S W A G PHONE: 1 - 8 6 6 - 7 5 2 - V O T E ( 8 6 8 3 ) 530273.15

ANNUAL MEETING OF THE STOCKHOLDERS OF STRAN & COMPANY, INC. PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ALL FOR ALL EXCEPT AGAINST ALL  FOR Proposal 1   Elect as directors the following six (6) nominees:  Mark Charles Adams  CONTROL ID: Alan Chippindale  REQUEST ID: Sarah L. Cummins  Brian M. Posner  Andrew Shape  Andrew Stranberg Proposal 2  FOR AGAINST ABSTAIN Ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025.    Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or adjournments thereof. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING:  IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN . IF NO SPECIFICATION IS MADE WITH RESPECT TO THE ELECTION OF ANY OF THE SIX (6) LISTED NOMINEES (PROPOSAL NO . 1 ), SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL SIX (6) LISTED NOMINEES . IF NO SPECIFICATION IS MADE AS TO THE PROPOSAL TO RATIFY THE APPOINTMENT OF CBIZ CPAS P . C . AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31 , 2025 (PROPOSAL NO . 2 ), SUCH SHARES WILL BE VOTED “FOR” SUCH PROPOSAL. IN THEIR DISCRETION, THE DESIGNATED PROXY HOLDERS ARE ALSO AUTHORIZED TO VOTE UPON AS MAY PROPERLY COME BEFORE THE ANY ADJOURNMENT OR ADJOURNMENTS SUCH OTHER MATTERS ANNUAL MEETING AND THEREOF . MARK HERE FOR ADDRESS CHANGE  New Address (if applicable): IMPORTANT : Please sign exactly as your name or names appear on this Proxy . When shares are held jointly, each holder should sign . When signing as executor, administrator, attorney, trustee or guardian, please give full title as such . If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such . If signer is a partnership, please sign in partnership name by authorized person . Dated: , 2025 (Print Name of Stockholder and/or Joint Tenant) (Signature of Stockholder) (Second Signature if held jointly) 530273.15